UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
DELPHI FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 8, 2010
Dear Stockholder,
It is a pleasure to invite you to Delphi Financial Group, Inc.’s 2010 Annual Meeting of Stockholders, to be held on May 4, 2010 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. We hope that you will be able to attend.
Whether or not you plan to attend the meeting, please exercise your right to vote as an owner of Delphi Financial Group, Inc. We ask that you review the proxy materials and then mark your votes on the enclosed proxy card and return it in the envelope provided as soon as possible.
At the meeting, the stockholders will be electing directors and voting on the adoption of the 2010 Outside Directors Stock Plan, the adoption of the 2010 Employee Stock Purchase Plan and the ratification of the appointment of the independent registered public accounting firm for 2010, all as described in the enclosed formal Notice of Annual Meeting of Stockholders and Proxy Statement. We will also report on the progress of Delphi Financial Group, Inc. and respond to questions posed by stockholders.
We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert Rosenkranz
Chairman of the Board

DELPHI FINANCIAL GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2010
To the Stockholders of Delphi Financial Group, Inc.:
Notice is hereby given that the 2010 Annual Meeting of Stockholders of Delphi Financial Group, Inc. will be held at the University Club, One West 54th Street, New York, New York on May 4, 2010, commencing at 10:00 a.m., Eastern Daylight Time, for the following purposes:
1.	To elect ten directors to serve for a term of one year, one of whom shall be elected by the holders of the Class A Common Stock, voting as a separate class.

2.	To consider and vote upon the 2010 Outside Directors Stock Plan.

3.	To consider and vote upon the 2010 Employee Stock Purchase Plan.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

5.	To transact such other business as properly comes before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 31, 2010 as the record date for stockholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. The list of stockholders entitled to vote at the meeting shall be available at the offices of Delphi Capital Management, Inc., 590 Madison Avenue, New York, New York 10022, for a period of ten days prior to the meeting date.
A copy of Delphi Financial Group, Inc.’s 2009 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, is being mailed to stockholders together with this notice.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2010:
The Proxy Statement for the 2010 Annual Meeting of Stockholders and Delphi Financial Group, Inc.’s 2009 Annual Report are available at www.delphifin.com/financial/proxymaterials.html.
Your attendance at this meeting is very much desired. However, whether or not you plan to attend the meeting, please sign the enclosed Proxy and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote in person.

By Order of the Board of Directors,

Robert Rosenkranz
Chairman of the Board

DELPHI FINANCIAL GROUP, INC.
1105 North Market Street, Suite 1230
Wilmington, DE 19899
PROXY STATEMENT
This Proxy Statement is furnished for the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Proxies for the Annual Meeting of Stockholders of Delphi Financial Group, Inc., a Delaware corporation (the “Company”), scheduled to be held on May 4, 2010 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. The submission of a signed Proxy will not affect the stockholder’s right to attend the meeting and vote in person. Any person giving a Proxy may revoke it at any time before it is exercised by the delivery of a later dated signed Proxy or written revocation sent to the Investor Relations Department of the Company, 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899 or by attending the Annual Meeting and voting in person.
Management of the Company is not aware of any matters other than those set forth herein that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote the shares represented by the effective Proxies and intend to vote them in accordance with their best judgment in the interests of the Company.
The Company’s 2009 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, is being mailed together with this Proxy Statement to each stockholder of record as of the close of business on March 31, 2010.
MAILING AND VOTING OF PROXIES
This Proxy Statement and the enclosed Proxy were first mailed to stockholders on or about April 8, 2010. Properly executed Proxies, timely returned, will be voted and, where the person solicited specifies choices with respect to the election of the director nominees chosen by the Board, the shares will be voted as indicated by the stockholder. Each share of the Company’s Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), entitles the holder thereof to one vote, and each share of the Company’s Class B Common Stock, par value $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), entitles the holder thereof to a number of votes per share equal to the lesser of (i) the number of votes such that the aggregate of all outstanding shares of Class B Common Stock will be entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (ii) 10 votes. Based on the shares of Common Stock outstanding as of March 31, 2010, the Class B Common Stock will have the number of votes described in clause (i) of the preceding sentence. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except that holders of Class A Common Stock will vote as a separate class to elect one director (the “Class A Director”). Proxies marked as abstaining or which contain no voting indication on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. In this regard, since the New York Stock Exchange (the “NYSE”) rules no longer grant brokers discretionary authority to vote on behalf of their account holders in the election of directors, any shares held in street name through a broker as to which voting instructions for the elections of directors to occur at the 2010 Annual Meeting are not provided to the broker will not be voted in such elections.
As of March 31, 2010, Mr. Robert Rosenkranz, by means of beneficial ownership of the general partner of Rosenkranz & Company, L.P. and direct share ownership, had the power to vote all of the outstanding shares of Class B Common Stock, which as of such date represented 49.9% of the combined voting power of the Common Stock. Mr. Rosenkranz has entered into an agreement with the Company not to vote or cause to be voted certain shares of Common Stock, if and to the extent that such shares would cause him and Rosenkranz & Company, L.P., collectively, to have more than 49.9% of the combined voting power of the Company’s stockholders. Rosenkranz & Company, L.P. and Mr. Rosenkranz have informed the Company that they intend to vote all shares as to which they have voting power in favor of each of (i) the election of all director nominees selected by the Board for which they are entitled to vote, (ii) the adoption of the 2010 Outside Directors Stock Plan, (iii) the adoption of the 2010 Employee Stock Purchase Plan; and (iv) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
SOLICITATION OF PROXIES
The cost of soliciting Proxies will be borne by the Company. It is expected that the solicitation of Proxies will be primarily by mail. The Company has retained Georgeson, Inc. to assist with the solicitation for a fee of $7,000 plus reasonable out-of-pocket expenses. Proxies may also be solicited by officers and employees of the Company, at no additional cost to the Company, in person or by telephone, e-mail or other means of communication. Upon written request, the Company will reimburse custodians, nominees and fiduciaries holding the Common Stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their Proxies.

STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING
Holders of record of Common Stock at the close of business on March 31, 2010 will be eligible to vote at the meeting. The Company’s stock transfer books will not be closed. As of the close of business on March 31, 2010, 48,361,466 shares of Class A Common Stock and 5,753,833 shares of Class B Common Stock were outstanding.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Company’s directors and named executive officers, who are identified in the Summary Compensation Table below (see page 19), each person known by the Company to own beneficially more than five percent of the Common Stock and all directors and executive officers of the Company as a group as of March 31, 2010. This information assumes the exercise by each person (or all directors and officers as a group) of such person’s stock options exercisable on or within 60 days of such date and the exercise by no other person (or group) of stock options. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to own the indicated shares directly and have sole voting and dispositive power with respect thereto.

	Amount and
	Nature of		Percent
Name of Beneficial Owner	Ownership		of Class
Class B Common Stock:
Five or greater percent owner:
Rosenkranz & Company, L.P.	5,228,739	(1)	86.3%
Directors, Nominees for Director and Named Executive Officers:
Robert Rosenkranz	6,055,345	(1)	100.0%
Kevin R. Brine	—		—
Thomas W. Burghart	—		—
Lawrence E. Daurelle	—		—
Edward A. Fox	—		—
Steven A. Hirsh	—		—
Harold F. Ilg	—		—
James M. Litvack	—		—
James N. Meehan	—		—
Philip R. O’Connor	—		—
Terrence T. Schoeninger	—		—
Donald A. Sherman	—		—
Robert M. Smith, Jr.	—		—
Robert F. Wright	—		—
Directors, Nominees for Director and Officers as a group (15 persons)	6,055,345		100.0%
Class A Common Stock:
Five or greater percent owners:
BlackRock, Inc	3,432,850	(2)	7.1%
EARNEST Partners, LLC	3,250,513	(3)	6.7%
Dimensional Fund Advisors LP	2,915,058	(4)	6.0%
Allianz Global Investors Management Partners LLC	2,800,323	(5)	5.8%
Directors, Nominees for Director and Named Executive Officers:
Robert Rosenkranz	271,826	(1)	*
Kevin R. Brine	274,699	(6)	*
Thomas W. Burghart	326,172	(7)	*
Lawrence E. Daurelle	304,847	(8)	*
Edward A. Fox	153,753	(9)	*
Steven A. Hirsh	70,541	(10)	*
Harold F. Ilg	337,500	(11)	*
James M. Litvack	48,543	(12)	*
James N. Meehan	71,524	(13)	*
Philip R. O’Connor	90,491	(14)	*
Terrence T. Schoeninger	459,238	(15)	*
Donald A. Sherman	414,483	(16)	*
Robert M. Smith, Jr.	123,538	(17)	*
Robert F. Wright	59,356	(18)	*
Directors, Nominees for Director and Executive Officers as a group (15 persons)	3,087,880	(19)	6.1%

*	Amount is less than 1% of Class.

(1)	Mr. Rosenkranz, as the beneficial owner of the general partner of Rosenkranz & Company, L.P., has the power to vote the shares of Class B Common Stock held by Rosenkranz & Company, L.P. Accordingly, Mr. Rosenkranz may be deemed to be the beneficial owner of all of the shares of the Company held by Rosenkranz & Company, L.P. Mr. Rosenkranz disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. At March 31, 2010, a total of 2,148,175 of such shares were pledged as security in connection with a revolving line of credit, as well as a separate loan and obligations under a standby letter of credit. In addition, Mr. Rosenkranz has direct or beneficial ownership of 525,094 additional shares of Class B Common

Stock and direct or beneficial ownership of 71,826 shares of Class A Common Stock and may be deemed to be the beneficial owner of 200,000 shares of Class A Common Stock owned by a closely-held corporation. Mr. Rosenkranz disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. The remaining indicated shares of Class B Common Stock consist of 301,512 shares of Class B Common Stock which may be acquired pursuant to stock options within 60 days. The address of Rosenkranz & Company, L.P. and Mr. Rosenkranz is 590 Madison Avenue, New York, NY 10022.

(2)	Based on a Schedule 13G/A, dated January 29, 2010, filed with the Securities and Exchange Commission (the “SEC”), BlackRock, Inc. is deemed to have beneficial ownership of 3,432,850 shares of the Class A Common Stock owned by clients of BlackRock, Inc., of which BlackRock, Inc. is considered a beneficial owner since it shares the power to make investment decisions for those clients, with no BlackRock, Inc. client’s interest relating to more than five percent of the class. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)	Based on a Schedule 13G/A, dated February 9, 2010, filed with the SEC, EARNEST Partners, LLC is deemed to have beneficial ownership of 3,250,513 shares of the Class A Common Stock owned by clients of EARNEST Partners, LLC, of which EARNEST Partners, LLC is considered a beneficial owner since it has the sole power to dispose or to direct the disposition of such shares and the sole or shared power to vote such shares, with no EARNEST Partners, LLC client’s interest relating to more than five percent of the class. The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(4)	Based on a Schedule 13G/A, dated February 8, 2010, filed with the SEC, Dimensional Fund Advisors LP is deemed to have beneficial ownership of 2,915,058 shares of the Company’s Class A Common Stock owned by advisory clients consisting of commingled group trusts and separate accounts managed by Dimensional Fund Advisors LP, no one of which, to the knowledge of Dimensional Fund Advisors LP, owns more than five percent of the class. Dimensional Fund Advisors LP disclaims beneficial ownership of all such securities. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)	Based on a Schedule 13G, dated February 12, 2010, filed with the SEC, NFJ Investment Group LLC, a wholly owned subsidiary of Allianz Global Investors Management Partners LLC, is deemed to have beneficial ownership of 2,800,323 shares of the Class A Common Stock, with NFJ Investment Group LLC having the sole power to dispose or to direct the disposition of such shares and to vote such shares. The address of NFJ Investment Group LLC is 2100 Ross Avenue, Suite 700, Dallas, TX 75201 and the address of Allianz Global Investors Management Partners LLC. is 680 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(6)	Of the indicated shares of Class A Common Stock, 1,915 shares are owned directly by Mr. Brine and 211,379 shares are presently owned by a limited partnership beneficially owned by Mr. Brine and are deemed to be beneficially owned by Mr. Brine. The remaining shares indicated consist of 60,766 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 639 Class A Common Stock restricted shares which will vest within 60 days. Mr. Brine’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(7)	Of the indicated shares of Class A Common Stock, 3,672 shares are presently owned by Mr. Burghart. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Burghart’s address is c/o Reliance Standard Life Insurance Company, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(8)	Of the indicated shares of Class A Common Stock, 4,847 shares are presently owned by Mr. Daurelle. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Daurelle’s address is c/o Reliance Standard Life Insurance Company, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(9)	Of the indicated shares of Class A Common Stock, 15,000 shares are presently owned by Mr. Fox. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Fox’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(10)	The indicated shares of Class A Common Stock include 20,425 shares presently owned by Mr. Hirsh. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Hirsh’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(11)	All of the indicated shares of Class A Common Stock may be acquired pursuant to stock options within 60 days. Mr. Ilg’s address is c/o Safety National Casualty Corp., 1832 Schuetz Road, St. Louis, MO 63146.

(12)	Of the indicated shares of Class A Common Stock, 583 shares are presently owned by Mr. Litvack. The remaining shares may be acquired pursuant to stock options within 60 days. Mr. Litvack’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(13)	Of the indicated shares of Class A Common Stock, 4,403 shares are presently owned by Mr. Meehan. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Meehan’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(14)	Of the indicated shares of Class A Common Stock, 2,500 shares are presently owned by Mr. O’Connor. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. O’Connor’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(15)	Of the indicated shares of Class A Common Stock, 121,738 shares are presently owned by Mr. Schoeninger, who retired from the position of Chairman and Chief Executive Officer of the Company’s subsidiary, Safety National Casualty Corporation, effective December 31, 2009. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Schoeninger’s address is c/o Safety National Casualty Corp., 1832 Schuetz Road, St. Louis, MO 63146.

(16)	Of the indicated shares of Class A Common Stock, 192,370 shares are presently owned by Mr. Sherman. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Sherman’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(17)	Of the indicated shares of Class A Common Stock, 4,938 shares are presently owned by Mr. Smith. Of the shares presently owned, Mr. Smith has sole voting and dispositive power with respect to 3,494 shares and shared voting and dispositive power with respect to 1,444 shares. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Smith’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(18)	Of the indicated shares of Class A Common Stock, 6,647 shares are directly owned by Mr. Wright. In addition, each of Mr. Wright and a corporation wholly owned by Mr. Wright may be deemed to beneficially own 2,974 shares of such stock. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Wright’s address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(19)	Includes 2,188,628 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 40,069 Class A Common Stock restricted share units.

ELECTION OF DIRECTORS
The Board of Directors presently consists of eleven members and will be reduced to ten members following the elections to occur at the 2010 Annual Meeting. Each director is elected annually to serve until his successor has been elected and qualified, or he has resigned or been removed from office. All nominees for election are currently directors of the Company and have been previously elected by the Company’s stockholders.
The Company’s Restated Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to vote as a separate class to elect the Class A Director so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company’s Class A and Class B Common Stock. As of the date of this Proxy Statement, this condition continues to be satisfied. Mr. Philip R. O’Connor was elected by the holders of the Class A Common Stock in 2009 as the Class A Director, and the Board of Directors has unanimously recommended Mr. O’Connor for re-election as the Class A Director in 2010.
While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted “for” such nominee will instead be voted “for” a substitute nominee selected by the Board.
Nominees for Director
The following sets forth information as to each nominee for election at the 2010 Annual Meeting, including his age, positions with the Company, length of service as a director of the Company, other directorships currently held, if any, principal occupations and employment and public company directorships during the past five years and other experience, as well as, for each nominee, a brief summary of the qualifications of such person to serve as a director of the Company. In addition to their qualifications indicated in these summaries, these qualifications also include the significant tenures of their service to the Company and, where indicated, its insurance company subsidiaries.
Robert Rosenkranz, 67, has served as the Chief Executive Officer of the Company since May 1987 and has served as Chairman of the Board of Directors of the Company since April 1989. He served as President of the Company from May 1987 to April 2006. He also serves as Chairman of the Board or as a Director of the Company’s principal subsidiaries and as Chairman and Chief Executive Officer of Delphi Capital Management, Inc. (“DCM”). Mr. Rosenkranz has served since October 1978 as either sole or managing general partner of Rosenkranz & Company, L.P. or as beneficial owner of its general partner. Mr. Rosenkranz founded Acorn Partners, L.P. in 1982 as a multi-manager, multi-strategy fund of hedge funds and, in 2004, founded Pergamon Advisors LLC (“Pergamon Advisors”), an investment adviser that, along with its affiliated entities, pursues a market neutral equity investment strategy. Mr. Rosenkranz’s qualifications to serve as a director of the Company include his years of business experience in the insurance and investment management sectors, including his service as the Company’s Chief Executive Officer since its formation in 1987.
Donald A. Sherman, 59, has served as the President and Chief Operating Officer of the Company and DCM since April 2006 and has served as a Director of the Company since August 2002. Mr. Sherman also serves as a Director of the Company’s principal subsidiaries. Mr. Sherman served as Chairman and Chief Executive Officer of Waterfield Mortgage Company, Inc. (“Waterfield”) from 1999 to 2006 and as President of Waterfield from 1989 to 1999. From 1985 to 1988, he served as President and as a member of the Board of Directors of Hyponex Corporation (“Hyponex”) and from 1983 to 1985 served as Chief Financial Officer of Hyponex. From 1975 to 1983, he held various positions with the public accounting firm of Coopers and Lybrand and was elected to partner in 1981. Mr. Sherman has previously served as a director of White River Capital Inc. Mr. Sherman’s qualifications to serve as a director of the Company include his years of business experience in the insurance and banking sectors, including, prior to his service as the Company’s President and Chief Operating Officer, service as the chief executive officer of a substantial banking institution.
Kevin R. Brine, 59, has served as a Director of the Company since July 2004. He is Managing Director of Artemis IV LLC and a board member of Coyuchi, LLC and Organic Bouquet LLC. Previously, he was a partner and board member of Sanford C. Bernstein & Co., Inc. Over his twenty-two year career at Sanford C. Bernstein & Co., Inc., Mr. Brine had senior management responsibilities for the firm’s U.S. Private Client Business and Global Institutional Asset Management Division. Mr. Brine has served as a trustee for the Whitney Museum of American Art and New York University as an Overseer for the Weill Cornell Medical College. Currently, he is an Overseer of the Faculty of Arts and Science at New York University and Chair of the Dean’s Counsel for the Division of Libraries at New York University. He is a trustee of the Jessica E. Smith and Kevin R. Brine Charitable Trust. Mr. Brine’s qualifications to serve as a director of the Company include his years of business experience in the investment management sector and his experience in serving as a director and in similar capacities in both the corporate and non-profit sectors.

Edward A. Fox, 73, has served as a Director of the Company since March 1990. He served as Chairman of the Board of SLM Corporation from August 1997 until May 2005, and is currently a Director of Capmark Financial Group, Inc. From May 1990 until September 1994, Mr. Fox was the Dean of the Amos Tuck School of Business Administration at Dartmouth College, and from April 1973 until May 1990, he was President and Chief Executive Officer of the Student Loan Marketing Association (SallieMae). Mr. Fox’s qualifications to serve as a director of the Company include his years of business experience in the financial sector, including service as chief executive officer of a major publicly-traded financial institution, and his experience in serving as a director, board committee member and in similar capacities in both the corporate and non-profit sectors.
Steven A. Hirsh, 70, has served as a Director of the Company since August 2005. He has also served as a Director of Reliance Standard Life Insurance Company (“RSLIC”) and First Reliance Standard Life Insurance Company (“FRSLIC”) since January 1988. He currently serves as Chairman of the Board and President of Astro Communications, Inc., a provider of industrial lighting products. He previously served as a portfolio manager with William Harris & Company and predecessor firms for thirty-seven years. Mr. Hirsh’s qualifications to serve as a director of the Company include his years of business experience in the investment management sector, as well as his experience in the management of various types of business organizations.
Harold F. Ilg, 62, has served as a Director of the Company since August 2002. Since April 2008, he has served as Executive Vice President, Business Development of the Company and Chairman Emeritus of Safety National Casualty Corporation (“SNCC”), where he served as Chairman from January 1999 to April 2008. He serves on the Board of Directors of RSLIC, FRSLIC, and Reliance Standard Life Insurance Company of Texas (“RSLIC-Texas”). From April 1999 until October 2000, he served as President and Chief Executive Officer of RSLIC, FRSLIC, and RSLIC-Texas. Prior to January 1999, he served as Vice Chairman of the Board of SNCC, where he had been employed in various capacities since 1978. Mr. Ilg’s qualifications to serve as a director of the Company include his years of business experience in the insurance sector, including past service as the Chief Executive Officer of both SNCC and of RSLIC.
James M. Litvack, 68, has served as a Director of the Company since August 2005. He has also served as a Director of FRSLIC since April 1990. He is an economic consultant and previously taught economics for 31 years at Princeton University, where he also served as Assistant Dean of the Faculty and as Executive Director of the Ivy League. He has served on numerous commissions advising on financial issues for the State of New Jersey. Mr. Litvack’s qualifications to serve as a director of the Company include his years of academic experience and expertise in the field of economics, including associated university administrative responsibilities, and his experience serving on financial advisory commissions in the governmental context.
James N. Meehan, 64, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since July 1988 and FRSLIC since April 1993. Mr. Meehan retired from Banc of America Securities/Bank of America as a Managing Director in May 2002 after 15 years of service with the organization and its predecessors. During his tenure, he was responsible for the bank’s commercial relationships with the insurance industry. Mr. Meehan also serves as a director of American Fuji Fire and Marine Insurance Company and has previously served as a director of Bristol West Holding, Inc. Mr. Meehan’s qualifications to serve as a director of the Company include his years of business experience in the banking and investment banking sectors with a focus on insurance company financial matters, and his experience in serving as a director for a number of publicly-traded and other companies in the insurance sector.
Robert F. Wright, 84, has served as a Director of the Company since August 2005. He has also served as a Director of RSLIC and RSLIC-Texas since April 1990 and as a Director of FRSLIC since October 1989. He serves as the President and Chief Executive Officer of Robert F. Wright Associates, Inc., a business consultancy which he founded in 1988. Prior to founding this consultancy, he was a senior partner of the public accounting firm of Arthur Andersen. Mr. Wright also serves as a director of The Navigators Group, Inc. and Universal American Corp. and has previously served as a director of USI Holdings Corporation. Mr. Wright’s qualifications to serve as a director of the Company include his years of business experience as a business consultant, his years of experience in the field of accounting and his experience in serving as a director and board committee member for a number of publicly-traded and other companies, including a number of companies in the insurance sector.
Nominee for Class A Director
Philip R. O’Connor, 61, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since March 1993. Dr. O’Connor is currently the President of PROactive Strategies, a provider of policy analysis and advice on insurance and energy regulation. Until November 2008, he also served as a Vice President of Constellation NewEnergy, Inc. (“CNE”), a provider of competitive retail electricity. From March 2007 to March 2008, he served at the U.S. Embassy in Baghdad, Iraq as an advisor to the Iraqi Ministry of Electricity. Dr. O’Connor served as the Illinois Director of Insurance from 1979 to 1982. From 1983 through 1985, Dr. O’Connor was Chairman of the Illinois Commerce Commission, the utility regulatory body of Illinois, and he served on the Illinois State Board of Elections from 1998 until April 2004. After 1985, Dr. O’Connor formed Palmer Bellevue Corporation, an energy and insurance consulting firm that became a part of Coopers and Lybrand in 1993.

He also serves as a member of the Board of the Big Shoulders Foundation for the schools of the Archdiocese of Chicago and is a member of the Board of the Loyola University Museum of Art in Chicago. Dr. O’Connor’s qualifications to serve as a director of the Company include his years of experience in insurance and utility regulatory matters, including service as a state commissioner of insurance and experience as a consultant, and his experience in serving as a director of several companies in the insurance sector.
Directors’ Attendance
The Board of Directors held nine meetings during 2009. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such incumbent was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such incumbent served. Directors are encouraged to attend each annual meeting of stockholders of the Company where practicable. All of the directors then serving attended last year’s annual meeting. The non-management members of the Board of Directors of the Company hold regularly scheduled executive sessions on a quarterly basis, and the presiding director for these sessions is selected by rotating among the chairs of the committees of the Board.
Communication with Board of Directors
Any stockholder or interested party may communicate with the Board of Directors, any Board committee or any individual director(s) by directing such communication in writing to the Company’s Secretary, at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899. The communication should indicate whether the communicating party is a stockholder and whether it is a Board, Board committee or individual director communication, as the case may be. The Secretary will forward such communication to the members of the Board or of the relevant committee or individual director(s), as indicated in such communication.
CORPORATE GOVERNANCE
Board Leadership Structure
As noted above, Robert Rosenkranz has served as the Company’s Chairman of the Board since 1989 and as its Chief Executive Officer since 1987. The Board believes that this combination of the Chairman and Chief Executive Officer roles has benefited the Board and the Company by maintaining unified and clear leadership over time and enhancing focus on important matters affecting the Company’s business and operating strategy, thus contributing to the more efficient and effective functioning of the Board. As a complement to this structure, as further discussed below, a majority of the Board is composed of independent directors, who comprise all of the members of each of the Board’s committees and who meet in executive session as part of each regular Board meeting. Such meetings facilitate an open dialogue between management and the independent directors, enabling them to exercise independent oversight and effectively express an independent perspective.
Director Independence
The Board has adopted categorical standards for evaluating the independence of its members. Under these standards, a director is presumed to be independent if (i) neither the director nor any immediate family member of the director (a “family member”) is currently employed or has been employed (as an executive officer, in the case of a family member) by the Company during the past three years; (ii) neither the director nor any family member has received in any twelve-month period within the past three years more than $100,000 in direct compensation from the Company, other than director and committee fees, or in the case of a family member, compensation received for service as a non-executive employee of the Company; (iii) neither the director nor any family member (a) is a current partner (or, in the case of a director, an employee) of a firm that is the Company’s external or internal auditor, (b) within the last three years was a partner or employee of such a firm and personally worked on the Company’s audit within that time, or, (c) in the case of a family member, is a current employee of such a firm and participates in the Company’s audit, assurance or tax compliance (but not tax planning) practice; (iv) neither the director nor any family member is currently employed or has been employed during the past three years as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that other company’s compensation committee; and (v) the director is not an executive officer, and no family member is an employee, of a company that during the past three full calendar years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated revenues. In addition, under such standards, a director is not deemed to have a material relationship with the Company that impairs the director’s independence as a result of (i) the director or any family member being an executive officer, director or trustee of a foundation, university or other charitable or not-for-profit organization to which the Company or its charitable foundation makes contributions that did not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues in any single fiscal year during the preceding three years; (ii)

the director’s beneficial ownership of less than 5% of the outstanding equity interests of an entity that has a business relationship with the Company; (iii) the director being an officer or director of an entity that is indebted to the Company, or to which the Company is indebted, where the total amount of the indebtedness was less than 3% of the total consolidated assets of such entity as of the end of the previous fiscal year; or (iv) the director (or an entity of which such director is an officer, employee or director) obtaining products or services from the Company on terms generally available to customers of the Company for such products or services. In making its independence determinations with respect to Messrs. Brine, Fox, Hirsh, Litvack, Meehan, O’Connor and Wright, the Board determined that none of such directors had any relationship with the Company that would be contrary to the provisions of these standards or the listing standards of the NYSE. The Company’s director independence standards are available on its website (www.delphifin.com/corp_governance) and in print to any stockholder upon request.
Committees of the Board of Directors
The Board of Directors maintains three committees: the Compensation Committee, the Nominating and Corporate Governance Committee (the “Governance Committee”), and the Audit Committee. Each of such committees is comprised solely of individuals who are independent directors as described above. Descriptions of these committees and their respective duties follow.
Compensation Committee
The responsibilities of the Compensation Committee include, among others, oversight and approval of the compensation of the Company’s executive officers, including the Chief Executive Officer, administration of the stock option and other stock-related plans of the Company, and making recommendations regarding the compensation of the Company’s outside directors. The Compensation Committee’s responsibilities and authority are described in greater detail in its written charter, which is available on the Company’s website (www.delphifin.com/corp_governance) and in print to any stockholder upon request. The committee’s membership consists of Messrs. Wright (Chairman), Meehan and O’Connor. The Compensation Committee held seven meetings during 2009. The Compensation Committee’s report is set forth on page 13 of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
Messrs. Meehan, O’Connor and Wright, the directors who served on the Compensation Committee during 2009, are not “insiders” within the meaning of the Securities Act of 1933 (the “Securities Act”) and there were no “interlocks” within the meaning of the Securities Act.
Governance Committee
The Governance Committee consists of Messrs. O’Connor (Chairman), Brine and Fox. The Governance Committee, among other things, identifies and recommends to the Board nominees for election as directors, recommends committee appointments to the Board, oversees the Board’s performance evaluation processes and reviews proposed and existing related party transactions pursuant to the Company’s review policy for such transactions. See “Certain Relationships and Related Transactions” beginning at page 30 below. The Governance Committee’s responsibilities and authority are described in greater detail in its written charter. This charter, along with the Company’s Corporate Governance Guidelines and other Company corporate governance-related documents, are available on the Company’s website (www.delphifin.com/corp_governance) and in print to any stockholder upon request. The Governance Committee met four times in 2009.
For purposes of identifying Board nominees, the Governance Committee relies primarily on personal contacts of members of the Board and does not maintain a formal process in this regard. The Governance Committee will consider stockholder recommendations of Board nominees which are made in accordance with the requirements set forth below. The Company has not engaged the services of any third party search firm in connection with the identification or evaluation of potential Board nominees. While the Governance Committee has not adopted specific, minimum qualifications for director nominees or a specific policy regarding diversity in the Board’s composition, the Board has adopted criteria that are considered by the Governance Committee and the Board in its review of such nominees, individually and as a group, which form part of the Company’s Corporate Governance Guidelines. These criteria provide that the members of the Board should bring a range of skills, perspectives and backgrounds and should be composed of individuals who have demonstrated substantial achievements in business, government, education or other relevant fields, and who possess the requisite intelligence, experience and education to make meaningful contributions to the Board, as well as high ethical standards and a dedication to exercising independent business judgment. The evaluative factors contained in the criteria address, in addition to various factors relevant to these general attributes, whether the nominee has the ability, in light of his or her personal circumstances, to devote sufficient time to carry out his or her duties and responsibilities effectively.

Any stockholder recommendation of a Board nominee must be sent to the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, attention: Secretary, and must be received by the Secretary no later than November 30 of the calendar year preceding the Annual Meeting of Stockholders to which the recommendation relates. The recommendation must include information demonstrating that the person submitting the recommendation is in fact a stockholder, the proposed candidate’s written consent to the nomination, background information regarding the proposed candidate and an undertaking by the proposed candidate to provide any further information requested by the Governance Committee, including by means of an in-person interview. The Secretary will forward the recommendation to each member of the Governance Committee. The Governance Committee, with reference to the Board member criteria discussed above and taking into account the Board’s then-current needs, size and composition and any other factors it deems relevant, will determine whether to accept such recommendation.
Audit Committee
The Audit Committee consists of Messrs. Meehan (Chairman), Brine, Hirsh and Litvack. A copy of the Audit Committee’s charter is available on the Company’s website (www.delphifin.com/corp_governance) and in print to any stockholder upon request. Pursuant to such charter, the Audit Committee, among other things, assists the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor, and the performance of the Company’s internal audit function. Management has the primary responsibility for the Company’s financial statements and its reporting process, including its systems of internal controls, and for the assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The independent auditor is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, expressing opinions as to the conformity of such financial statements with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting. Each of the current members of the Audit Committee meets the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), in addition to the director independence standards described above. See “Director Independence” above. The Board of Directors has determined that Mr. Meehan is an “audit committee financial expert” as that term is defined in the rules of the SEC. Further information concerning the Audit Committee and its activities is set forth in the Audit Committee’s report set forth on page 31 of this Proxy Statement. The Committee held eight meetings during 2009.
Board Oversight of Risk
Management of the Company is responsible for implementing measures to assess, monitor and manage the risks to which the Company and its subsidiaries are subject and, in doing so, is subject to the oversight of the Board, as a whole and acting through its committees. Pursuant to its charter and in accordance with the listing standards of the NYSE, the Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management. To fulfill this responsibility, the Audit Committee, with the participation of all of the other members of the Board, on an annual basis receives from and discusses with management a report describing and assessing the significant risks to which the Company is subject and the steps taken by management to monitor and manage these risks. In addition, on an ongoing basis, significant strategic, financial, operational and other risks, along with management’s responses to these risks, are discussed in the context of management’s reports on operations and investments presented at the regular meetings of the Board, and in the context of management’s reports presented to the Board in connection with the Company’s annual financial planning process, and are also addressed in various other presentations by management to the Board and, as to risks specific to their areas of responsibility, its committees.
Code of Ethics
The Company has a written Code of Conduct that is applicable to all of the directors and employees of the Company and its subsidiaries, as well as a supplemental written Code of Ethics for Senior Financial Officers that applies specifically to the Company’s Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Senior Vice President and Treasurer. Such Codes are available on the Company’s website (www.delphifin.com/corp_governance) and in print to any stockholder upon request. The Company intends to satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics by posting such information on its website at the aforementioned address.

PROPOSAL TO ADOPT THE 2010 OUTSIDE DIRECTORS STOCK PLAN
The 2010 Outside Directors Stock Plan (the “2010 Directors Plan”) was adopted by the Board on April 1, 2010, subject to stockholder approval. The 2010 Directors Plan is intended to replace the existing Second Amended and Restated Directors Stock Plan, the stock plan for Company’s outside directors (the “Existing Directors Plan”) which was adopted, in its original form, in 1994 and, upon stockholder approval of the 2010 Directors Plan, the Existing Directors Plan will be terminated as to future grants of awards.
The 2010 Directors Plan is similar to the Existing Directors Plan in that it provides for annual share-based grants to each member of the Board who is not an employee of the Company or a subsidiary of the Company (an “outside director”), as well as for grants of stock options or restricted shares to outside directors in lieu of cash as payment of their annual retainer for Board service (the “Annual Retainer”), at the individual election of each outside director. See “Directors Compensation”, beginning at page 29 below. However, in the case of the annual share-based grants, such grants will consist of equal components of restricted shares and stock options under the 2010 Directors Plan, as further described below, rather than entirely of stock options, as has been the case under the Existing Directors Plan. The number of shares of Class A Common Stock available for issuance under the 2010 Directors Plan is 750,000, subject to certain antidilution adjustments set forth in the plan.
The following summary of the 2010 Directors Plan is qualified in its entirety by reference to the actual text of the 2010 Directors Plan document, which is attached as Exhibit A to this Proxy Statement.
Annual Grants of Restricted Shares and Options. Under the 2010 Directors Plan, on the business day following the Company’s annual meeting of stockholders for each year that the plan is in effect, each outside director then in office will be granted (a) restricted shares of Class A Common Stock in an amount equal to the nearest whole number determined by dividing $50,000 by the fair market value on the award date and (b) options exercisable for a number of shares of Class A Common Stock equal to the nearest whole number determined pursuant to the following formula: Number of Option Shares = ($50,000 multiplied by 3) divided by (fair market value on the award date). For the option grant, the exercise price per share is 100% of the fair market value of the Class A Common Stock on the date of the grant. For all purposes of the 2010 Directors Plan, the fair market value for a given date is the closing price per share of Class A Common Stock, as reported through the NYSE (the “NYSE Closing Price”), for such date. The restricted shares and options vest in three equal annual installments, commencing on the first anniversary of the date of the grant, and the options expire ten years from the date of grant.
Annual Retainer. The 2010 Directors Plan also provides for the Annual Retainer to be paid through the grant of options to purchase shares of Class A Common Stock to each outside director for the period from the director’s date of election to the Board to the Company’s next annual meeting of stockholders, unless such director makes an election in advance to receive all or part of the Annual Retainer in cash or in restricted shares for such period. Options (or, to the extent elected by the outside director, restricted shares) are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of shares of Class A Common Stock to which each option relates is equal to (a) three times the director’s Annual Retainer that would otherwise be payable in cash for the applicable period divided by (b) the NYSE Closing Price on the date of grant, and the exercise price is 100% of the NYSE Closing Price on the date of grant. If restricted shares are elected by an outside director, the number of restricted shares granted to the outside director will be the nearest number of whole shares determined by dividing the Annual Retainer by the NYSE Closing Price on the date of grant. Options or restricted shares granted in respect of the Annual Retainer become vested in four equal 90-day installments and options expire ten years from the date of grant. The number of options or restricted shares that an outside director may receive in lieu of cash for the Annual Retainer will depend on the time at which such director is elected and the fair market value of the Class A Common Stock on the date of grant and, therefore, are not determinable in advance.
Discretionary Grant Provision. In addition to the formulaic annual option and restricted share grants for which the 2010 Directors Plan provides, the Board may make grants of options to outside directors at such times and in such amounts as are determined by such committee in its discretion. As is the case for options granted under the formulaic provisions of the plan, the exercise price for any options granted under this provision would be the NYSE Closing Price on the date of grant. It is anticipated that grants under this provision will occur primarily under unusual circumstances in which the formulaic provisions would not otherwise effectively operate; for example, as to a new outside director joining the Company’s Board on a date other than the annual grant date under the formulaic provisions.
Change of Ownership, Death and Disability. In the event of a change of ownership (as defined in the 2010 Directors Plan), all options outstanding under the 2010 Directors Plan will become immediately exercisable in full, and all restricted shares granted under the plan will become vested in full. In the event that an outside director dies or becomes disabled, all of such director’s options outstanding under the 2010 Directors Plan will become immediately exercisable in full, and all of such director’s restricted shares granted under the plan will become vested in full.

Amendment. The Board may amend, suspend or discontinue the 2010 Directors Plan, subject to the approval of stockholders of the Company where such approval is required by law or regulation or pursuant to the rules of any stock exchange or market on which the Shares may be traded.
Market Value. The per share closing price of the Shares on March 31, 2010 was $25.16.
U.S. Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the 2010 Directors Plan, based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.
Stock Options. Options to purchase Class A Common Stock granted under such plan will be treated as nonqualified stock options for federal income tax purposes. No taxable income will be recognized by the optionee upon the grant of nonqualified stock options. In general, the optionee will recognize ordinary taxable income in the year in which the options are exercised equal to the excess of the fair market value of the shares received upon exercise over the exercise price. The Company will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares received will be capital gain or loss, long-term or short-term, depending on the holding period for the shares.
Restricted Shares. An outside director who receives restricted shares will generally recognize ordinary income at the time that they “vest”; i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the shares of Class A Common Stock at the time the income is recognized (determined without regard to forfeiture conditions). This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested shares of Class A Common Stock will be ordinary compensation income to the outside director (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares. The holding period for this purpose will begin on the date following the date the shares vest.
In lieu of the treatment described above, an outside director may elect immediate recognition of income under Section 83(b) of the Code. In such event, the outside director will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to forfeiture conditions), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares of Class A Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the outside director will not be entitled to any offsetting tax deduction.
Recommendation of the Board of Directors
The Board of Directors recommends a vote FOR the adoption of the 2010 Outside Directors Stock Plan.
PROPOSAL TO ADOPT THE 2010 EMPLOYEE STOCK PURCHASE PLAN
The 2010 Employee Stock Purchase Plan (the “2010 ESPP”) was adopted by the Board on April 1, 2010, subject to stockholder approval. The 2010 ESPP is intended to replace, beginning with the offering period to commence on July 1, 2010, the Company’s existing Employee Stock Purchase Plan, which was established in 1994 (the “Existing ESPP”). The terms of the 2010 ESPP, which are described below, are substantially similar to those of the Existing ESPP. The number of shares reserved for issuance to employees of the Company under the 2010 ESPP is 750,000. Because the 2010 ESPP will continue the Company’s practice of providing its employees with an advantageous means of increasing their equity ownership in the Company, thus further aligning their interests with those of the Company’s stockholders, the Board of Directors believes that it is desirable that the 2010 ESPP be adopted.
The following describes the material terms of the 2010 ESPP. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Plan as amended, which is attached hereto as Exhibit B.
It is the intention of the Company that this plan will qualify as an “employee stock purchase plan” under Section 423 of the Code. The 2010 ESPP will be administered by the Compensation Committee.

In general, all employees of the Company and any subsidiaries designated by the Compensation Committee from time to time shall be eligible to participate in the 2010 ESPP. However, unless determined otherwise by the Compensation Committee, the following employees of the Company and its subsidiaries will be excluded from participation in the 2010 ESPP: (i) employees who have been employed less than twelve months, and (ii) employees whose customary employment is not more than twenty hours per week or not more than five months per calendar year. The number of employees eligible to participate in the 2010 ESPP is currently approximately 1,350.
Under the 2010 ESPP, unless otherwise determined by the Compensation Committee, offerings will be made at the commencement of each twenty-six week period beginning each January 1 and July 1 (each twenty-six week period, an “Offering Period”) during which deductions are made from the pay of participants (in accordance with their authorizations) and credited to their payroll deduction accounts under the 2010 ESPP, beginning with the Offering Period commencing on July 1, 2010. Shares of Class A Common Stock will be purchased for each participant in the 2010 ESPP as of the last day of each Offering Period, with the money deducted from his or her payroll deduction account at the end of the Offering Period. The purchase price per share of Class A Common Stock will be either (i) an amount equal to 85% of the fair market value of a share of Common Stock on the first or last day of the Offering Period, whichever is lower, or (ii) such higher price as may be set by the Compensation Committee before the first day of the Offering Period.
A participant may elect to have payroll deductions made under the 2010 ESPP for the purchase of Class A Common Stock in an amount not to exceed the lesser of 10% of the participant’s compensation, $21,250 per calendar year, or the $25,000 limit imposed by Section 423(b)(8) of the Code. Compensation for the purposes of the 2010 ESPP means the participant’s pay for services, including overtime, premium pay, commissions and annual bonus, exclusive of severance pay, tuition, automobile expense or moving expense reimbursement or allowances, and any imputed taxable income resulting from any group life insurance coverage provided by the Company or a subsidiary. Contributions to the 2010 ESPP will be on an after-tax basis. A participant may terminate his or her payroll deductions at such times as the Compensation Committee may permit and subject to such rules and procedures established by the Compensation Committee.
A payroll deduction account will be established for each participant in the 2010 ESPP. Amounts deducted from participants’ paychecks will be credited to their payroll deduction accounts. No interest will accrue with respect to any amounts credited to the payroll deduction accounts, unless the Compensation Committee so prescribes. As of the last day of each Offering Period, the amount credited to a participant’s payroll deduction account will be used to purchase the largest number of whole shares of Class A Common Stock possible based upon such amount at the price as determined above. The Class A Common Stock will be purchased directly from the Company. No brokerage or other fees will be charged to participants.
A participant may withdraw from participation in the 2010 ESPP at any time during an Offering Period by written notice to the Company. Upon withdrawal, a participant’s account balance will be distributed as soon as practicable and no shares of Class A Common Stock will be purchased for such participant. Rights to purchase shares of Class A Common Stock under the 2010 ESPP are exercisable only by the participant and are not transferable, except by the laws of descent and distribution.
The 2010 ESPP may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code. The 2010 ESPP may also be terminated at any time by the Board of Directors.
Federal Income Tax Consequences
The following is a summary of certain of the federal income tax consequences to participants in the 2010 ESPP and to the Company, based upon current provisions of the Code and the regulations and rulings thereunder, and does not address the consequences under state or local or any other applicable tax laws.
Participants in the 2010 ESPP will not recognize income at the time that a purchase right is granted to them at the beginning of an Offering Period or when they purchase shares at the end of the Offering Period. However, participants will be taxed on amounts withheld from their salary under the 2010 ESPP as if actually received, and the Company will generally be entitled to a corresponding income tax deduction.
If a participant disposes of the shares of Class A Common Stock purchased pursuant to the 2010 ESPP after one year from the end of the applicable Offering Period and two years from the beginning of the applicable Offering Period, the participant must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition an amount equal to the lesser of (a) the excess of the fair market value of such shares at the beginning of the applicable Offering Period over the purchase price computed on the first day of the Offering Period or (b) the excess of the fair market value of such shares at the time of disposition over their purchase price. Thus, if the one and two year holding periods described above are met, a participant’s ordinary compensation income will be limited to the discount available to the participant on the first day of the applicable Offering Period. If the amount recognized upon such a disposition by way of sale or exchange of the Class A Common Stock exceeds the purchase price plus the amount, if any, included in income as ordinary compensation income, such excess will be long-term capital gain. If the one and two year holding periods described above are met, the Company will not be entitled to any income tax deduction.
If a participant disposes of the shares of Class A Common Stock within one year from the end of the applicable Offering Period or two years from the beginning of the Offering Period, the participant will recognize ordinary income at the time of disposition which will equal the excess of the fair market value of such shares on the date the participant purchased the shares (i.e., the end of the applicable Offering Period) over the amount paid for the shares. The Company will generally be entitled to a corresponding income tax deduction. The excess, if any, of the amount recognized on disposition of such shares of Class A Common Stock over their fair market value on the date of purchase (i.e., the end of the applicable Offering Period) will be short-term capital gain, unless the participant’s holding period for such shares (which will begin at the time of the participant’s purchase at the end of the Offering Period) is more than one year. If the participant disposes of the shares for less than the purchase price for the shares, the difference between the amount recognized and such purchase price will be a long- or short-term capital loss, depending upon the participant’s holding period for the shares.
Market Value
The closing price per share of Class A Common Stock on March 31, 2010 was $25.16.
New Plan Benefits
Participation in the 2010 ESPP is voluntary. Accordingly, the Company cannot at this time determine the amount of shares of Class A Common Stock that will be acquired by participants or the dollar value of any such participation.
Recommendation of the Board of Directors
The Board of Directors recommends a vote FOR adoption of the 2010 Employee Stock Purchase Plan.
PROPOSAL TO RATIFY THE APPOINTMENT OF
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010
On April 1, 2010, the Audit Committee appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The Company has engaged Ernst & Young LLP and its predecessors to serve in this capacity continuously since the formation of the Company in 1987. Although stockholder ratification of this appointment is not required, the Company is requesting this ratification. If the appointment is not ratified, the Audit Committee may reconsider such appointment. Even if the appointment is ratified, the Audit Committee has the authority to terminate the services of Ernst & Young LLP and select and retain another independent registered public accounting firm at any time.
For further information concerning Ernst & Young LLP, see “Independent Registered Public Accounting Firm” beginning at page 31 below.
Recommendation of the Board of Directors
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and, based on such review and discussion, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2010 Annual Meeting of Stockholders.
Robert F. Wright, Chairman
James N. Meehan
Philip R. O’Connor
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis describes the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table below (who are referred to below as the “named executive officers”), the process by which such elements are determined and established by the Compensation Committee for the respective individuals and the principles and considerations underlying such determinations.
The compensation decisions for the named executive officers relating to 2009 took into account, among other things, the Company’s favorable consolidated financial results and investment portfolio performance for the year, which in both cases were significantly improved from 2008 and exceeded the Company’s plan for the year, and, for the named executive officers employed by the Company’s insurance subsidiaries, the favorable operating performance of these subsidiaries for the year, in light of the market conditions to which they were subject. Discussions relating to the Company’s consolidated financial results and insurance operating performance for the year are contained in the Management’s Discussion and Analysis section of the Company’s 2009 Annual Report on Form 10-K.
In addition, during 2009, upon the recommendation of management and in consultation with the Compensation Committee, the Company froze all of its qualified and supplemental pension plans. These actions, which were accompanied by an enhancement to the Company’s 401(k) plan contributions for the participants in the frozen plans, were taken in order to manage the level and predictability of the expenses associated with the provision of retirement benefits to the Company’s employees. All of the named executive officers other than Mr. Schoeninger are participants in these plans and the plan freezes will apply to these officers. See “Pension Plan”, “SERP” and “DCM Pension Plan”, beginning at page 25 below.
Compensation Objectives and Approach
The objectives of our compensation programs are to attract, motivate, retain and reward executives and employees who will make substantial contributions toward the Company’s meeting the financial, operational and strategic objectives that we believe will build substantial value for the Company’s stockholders. In an effort to achieve these objectives, the key elements of such programs consist of base salary, annual cash bonuses and share-based compensation. The Company emphasizes share-based compensation awards as a large proportion of the named executive officers’ total compensation in an effort to align their interests with those of the Company’s stockholders, since such awards will appreciate or depreciate in value to the extent that the market price of the Company’s common stock increases or decreases over time. These awards entail substantial time vesting requirements to facilitate continued employee retention and, in certain cases, are contingent on the satisfaction of multi-year performance goals, as described below.
The Compensation Committee believes that although a substantial portion of the compensation provided to the Company’s executive officers is performance-based, our executive compensation programs do not create incentives for excessive risk-taking. The structures of these programs, as described in more detail below, encourage the executive officers of the Company and of its subsidiaries, including the named executive officers, to remain focused on both short- and long-term operational and financial goals in several important respects. For example, under the terms of the deferred or restricted share units granted to the named executive officers, such officers are not entitled to receive the underlying shares of Company stock until after their termination of employment, thus encouraging a focus upon sustained long-term performance in our stock price. As another example, the multi- year performance goals under the performance-contingent incentive option programs for the executive officers of our insurance subsidiaries encourage them to focus on achieving strong financial performance for these subsidiaries over long-term periods.

Compensation Consultant and Peer Group
In order to assist the Compensation Committee in performing its functions, the committee utilizes the services of Steven Hall & Partners (“SHP”), an expert independent compensation consulting firm. SHP provides research, analysis and recommendations to the Compensation Committee regarding the named executive officers’ and outside directors’ compensation, including as to both equity and non-equity compensation, based on directions provided to it by the Compensation Committee. SHP’s services and fees are subject to the review and approval of the Compensation Committee on an ongoing basis. SHP does not perform any services for the Company or its subsidiaries other than in its role as consultant to the Compensation Committee.
In connection with its services, SHP has assisted the Compensation Committee in establishing and maintaining a peer comparator group for compensation analysis purposes. The group utilized in 2009 consisted of the following companies in the life and property and casualty insurance sectors, reflecting the presence of the Company’s insurance subsidiaries in both sectors: FBL Financial Group, Inc., Harleysville Group Inc., HCC Insurance Holdings, Inc., Markel Corp., Presidential Life Corporation, Reinsurance Group of America, Inc., RLI Corp., StanCorp Financial Group, Inc., Torchmark Corporation, Universal American Corp. and Zenith National Insurance Corp. The composition of this group is reevaluated by SHP on a regular basis based upon its review of the universe of companies in the life and property and casualty insurance sectors, such members’ market capitalizations, revenues and other financial and business characteristics it believes will make them appropriate for continued inclusion in the group. SHP also compiles published compensation survey data for the Compensation Committee’s information and use in this regard. The Compensation Committee does not target compensation levels for the named executive officers to specified percentiles within the companies in the comparator group or survey data. Rather, the compensation information furnished by SHP is one of a number of factors, as described below, that the Compensation Committee considers in establishing the level and components of the compensation to the named executive officers. In addition, such information is used in the evaluation of whether the Company’s compensation practices are competitive in the marketplace.
Compensation Determination Process and Considerations
Mr. Rosenkranz makes proposals to the Compensation Committee regarding the elements of compensation for each of the named executive officers, including his own compensation, and the Compensation Committee has full authority and discretion to accept, reject or modify these proposals. The Compensation Committee’s compensation determinations regarding the named executive officers are reviewed by the full Board. Generally, these determinations are made annually and occur at the Compensation Committee’s first regular meeting of each calendar year occurring in February, at which cash bonuses and share-based awards, if any, relating to the named executive officers’ performance during the preceding calendar year are granted, and any base salary adjustments for the current year are implemented. In preparation for these meetings, the Compensation Committee holds one or more prior interim meetings in which Mr. Rosenkranz presents his preliminary compensation proposals relating to the named executive officers to be addressed in the February meeting, based on the anticipated full-year financial results for the Company and its subsidiaries. SHP provides analysis, input and advice as appropriate in connection with the Compensation Committee’s deliberations relating to these matters.
The Compensation Committee reviews and approves each element of compensation for the named executive officers. In establishing the levels and components of compensation for the named executive officers, the Committee, as a threshold matter, evaluates the Company’s (in the case of the named executive officers who are officers of the Company) and the relevant operating subsidiary’s (in the case of the named executive officers employed by such subsidiary) overall performance for the year, and conducts individualized evaluations with regard to each individual in determining the appropriateness of each individual’s elements and levels of compensation, considering, among other things, Mr. Rosenkranz’s input regarding these evaluations.
In setting Mr. Rosenkranz’s compensation, the Compensation Committee also considers the amounts paid by the Company to his related entities under the investment consulting and management arrangements described below in order to assess the appropriateness of the overall remuneration in which Mr. Rosenkranz has a financial interest, and has concluded that such remuneration is fairly reflective of the substantial value furnished to the Company by him and these entities. These arrangements are subject to review and approval at inception, and to regular periodic review, under the Company’s Review Policy for Related Party Transactions. In addition, with regard to Mr. Sherman, the Compensation Committee takes into account the payments received by him in respect of his services to various entities in which Mr. Rosenkranz has personal financial interests. See “Certain Relationships and Related Transactions” beginning at page 30 below.
Key elements considered in the Compensation Committee’s performance evaluations include corporate or subsidiary performance compared to the financial, operational and strategic goals for the applicable period, the officer’s contributions to such performance and the officer’s other accomplishments for the benefit of the Company during such period. In these evaluations, the

Compensation Committee does not apply rigid formulas or necessarily react to short-term changes in financial performance. Such evaluations also take into account the nature, scope and level of the named executive officer’s responsibilities and the officer’s level of experience, past levels of compensation and changes in such levels, tenure with the Company, other opportunities potentially available to such officer and the comparator group compensation data discussed above. In addition, the members of the Compensation Committee regularly interact with each of the named executive officers in connection with the meetings of the Company’s Board of Directors, which provides the committee with an additional basis for evaluating such officer and his performance. Based on all of these general evaluative factors and the additional factors described below that vary among the named executive officers, the Compensation Committee makes its assessments and determines the components and levels of compensation for each such officer.
Cash Compensation
We pay base salaries at levels we believe will attract and retain key employees and ensure that our compensation program is competitive. Base salaries for the named executive officers are established by the Compensation Committee, and reviewed by such committee for potential adjustment on an annual basis, based on the considerations described in the preceding section. The base salary amounts paid to the named executive officers during 2009, all of which were frozen at the amounts in effect for 2008, are shown in the Summary Compensation Table at page 19 below.
Cash bonuses for the named executive officers, which are shown in the Summary Compensation Table in the Bonus and Non-Equity Incentive Compensation columns, are established and determined on an annual basis in ways that differ among the named executive officers. In the cases of Messrs. Rosenkranz and Sherman, similar to the approach taken for them in preceding years, various objective performance goals were adopted relating to the 2009 fiscal year under the Company’s Annual Incentive Compensation Plan, which were as follows: (1) the attainment by the Company of operating earnings per share of at least $3.00; (2) an operating return on equity percentage of at least 15%; (3) the performance of the Company’s stock exceeding that of the S&P 500 Insurance Index; (4) the performance on a total return basis of the Company’s investment portfolio exceeding that of the Barclays Capital U.S. Aggregate Bond Index (the “Barclays Index”) by at least 100 basis points (1%); (5) the Company’s either (a) deploying in an investment subportfolio assets of at least $50 million which achieve a total return exceeding that of the Barclays Index by at least 200 basis points (2%) or (b) introducing a new category of insurance liabilities in the amount of at least $100 million with the related spread income, based upon the supporting investment subportfolio, exceeding 100 basis points (1%); and (6) the Company’s completing one of a specified group of capital markets and acquisition transactions. Operating earnings per share and operating return on equity are both non-GAAP financial measures under which GAAP net income is adjusted by excluding the after-tax effects of realized investment gains and losses and losses on redemptions of junior subordinated deferrable interest debentures, as applicable, extraordinary items and results from discontinued operations in order to focus on the performance of the Company’s continuing insurance operations. For each of the respective goals attained, Messrs. Rosenkranz and Sherman had the opportunity to earn a cash award equal to 50% and 35%, respectively, of their 2009 base salaries, except for the operating earnings per share goal, where the percentage was 100% for Mr. Rosenkranz and 70% for Mr. Sherman. In both cases, such cash awards were subject to the ability of the Compensation Committee to exercise negative discretion to reduce their amounts. These percentages reflected a target level for Mr. Sherman’s bonus equal to 70% of that of Mr. Rosenkranz.
In addition, various objective performance goals were adopted under the Company’s Annual Incentive Compensation Plan for Mr. Schoeninger as follows: (1) the attainment by SIG Holdings, Inc., SNCC’s immediate parent company (“SIG”), of pre-tax operating income in an amount of at least $135.9 million; (2) SIG’s assets available for investment increasing during the year by an amount exceeding $182.2 million; (3) SIG’s introducing one or more new insurance products during the year generating, in the aggregate, at least $3.8 million of incremental gross premium revenues for the year; and (4) the acquisition of a company or division or business unit thereof from an unaffiliated third party by merger, consolidation, purchase of equity interests or assets or any other similar transaction where the consideration paid is at least $10 million or the acquisition of a book of insurance business having an aggregate reserve amount or annualized premium revenue equal to at least $10 million. For these purposes, pre-tax operating income and assets available for investment, which are both non-GAAP financial measures, are calculated in the same manner as for the SIG performance-contingent incentive option program discussed below (see “Share-Based Compensation — Options” below). These measures contain various pro forma adjustments, including, among others, the calculation of the investment income element of pre-tax operating income based on an assumed (rather than actual) investment portfolio yield, in order to focus on the insurance operating performance of SIG and its subsidiaries. For each goal attained, Mr. Schoeninger had the opportunity to earn a cash award equal to 50% of his 2009 base salary, except for the pre-tax operating income element, where the percentage was 100%, subject in each of these cases to the ability of the Compensation Committee to exercise negative discretion to reduce the award amount.
These bonus structures were designed to give Messrs. Rosenkranz, Sherman and Schoeninger opportunities to earn awards based on the accomplishment of objectives believed to be of substantial benefit to the Company, while also permitting the Compensation Committee to exercise discretion in adjusting the amounts of these awards to those it determines will appropriately compensate these officers in a manner that maximizes the tax deductibility by the Company of such awards under Section 162(m) of the Code. See “Tax Considerations” at page 18 below. For 2009, due to the Company’s favorable operating and investment performance discussed above, each of the goals for Messrs. Rosenkranz and Sherman was achieved. The Compensation Committee then applied negative discretion, applying the evaluative factors discussed in the preceding section, to establish their 2009 cash bonus amounts at levels considered to be appropriate in taking into account the general evaluative factors discussed above. In Mr. Schoeninger’s case, the 2009 goals, other than the goal relating to insurance product introduction, were also achieved. The Compensation Committee then applied negative discretion, taking into account its evaluation of SNCC’s corporate performance on a stand-alone basis and the performance of SNCC’s executive management team as a whole, applying the evaluative factors discussed in the preceding section, to establish Mr. Schoeninger’s bonus for 2009 at a level equal to one hundred percent of his 2009 base salary.
The annual cash bonuses for Messrs. Burghart and Daurelle, who are employed in the operations of RSLIC, are established under the RSLIC management incentive compensation plan, which is the incentive compensation vehicle for all members of RSLIC senior and junior management selected by RSLIC’s Compensation Committee to participate in such plan for the applicable plan year. Actions relating to Messrs. Burghart’s and Daurelle’s compensation under this plan are subject to the separate review and approval of the Compensation Committee. The criterion determining the level of the bonus attainable under this plan for 2009 consisted of the attainment by RSLIC and its affiliated life insurance companies of an operating income target for the year of $155.6 million. Contingent upon the attainment of this goal, Messrs. Burghart and Daurelle had the opportunity to earn bonuses equal to up to 60% and 110%, respectively, of their 2009 base salaries, subject, in both cases, to a discretionary 10% upward or downward adjustment. Such adjustment applies uniformly to the annual bonuses of all participants in the RSLIC incentive plan and is based on an assessment of aspects of RSLIC’s corporate performance for the year beyond the level of operating income achieved, such as steps taken during the year to build for future corporate achievement and its teamwork with other members of the Company’s corporate group. Under this plan, if the operating income target for a plan year is not attained, any bonuses to Messrs. Burghart and Daurelle, as well as the other plan participants, for that year are payable solely on a discretionary basis. As with the operating earnings-related performance goals for Messrs. Rosenkranz and Sherman discussed above, this operating income target is a non-GAAP financial measure under which the after-tax effects of realized investment gains and losses, as applicable, extraordinary items and results from discontinued operations are excluded from GAAP net income in order to focus on the performance of RSLIC’s continuing insurance operations. RSLIC attained the operating income goal for the 2009 plan year, and the Compensation Committee did not exercise discretion to adjust the resulting bonuses for Messrs. Burghart and Daurelle either upward or downward; accordingly, they received bonuses for 2009 equal to 60% and 110%, respectively, of their 2009 base salaries.
Share-Based Compensation
General Objectives and Overview
As noted above, the Company believes that a large component of its officers’ compensation should consist of share-based incentive compensation, which appreciates or depreciates in value in relation to the market price of our common stock. Accordingly, the Compensation Committee has in recent years made, and intends in the future to continue to make, annual and other grants of share-based awards to the named executive officers and other key employees in such amounts as the Committee believes will accomplish the objectives of our compensation programs. As discussed below, the holder’s ability to realize any financial benefit from these awards typically requires the fulfillment of substantial vesting requirements that are performance contingency-related in some cases and time-related in others. Accordingly, the Company believes that these awards provide substantial benefit to the Company in creating appropriate performance incentives and in facilitating the long-term retention of employees who add significant value.
Share-based awards to the named executive officers take two different forms: options to purchase the Company’s Class A or Class B Common Stock, as applicable (referred to below as “options”), and deferred or restricted share units (“Share Units”), which entitle the recipient to receive a number of shares of Company Class A or Class B Common Stock, as applicable, equal to the number of such units upon the completion of a specified deferral period, along with dividend equivalents during the period that such units are outstanding. Such compensation is awarded under the Share Plan and, in the case of Mr. Rosenkranz, under the Company’s Second Amended and Restated Long-Term Performance-Based Incentive Plan. Summary descriptions of these plans begin at page 21 below.
Options
Options give the holder the right, generally for a period of ten years, to purchase a specified number of shares of Company stock at the exercise price, which is the closing price on the NYSE of the Company’s Class A Common Stock on the date of grant. The options will provide a financial benefit to the holder only to the extent that the price of our stock increases above the exercise price and the holder remains employed during the vesting period, which is generally five years, thus providing a substantial incentive for the employee to continue employment with the Company. Employees generally forfeit any options not vested at the time that their employment terminates. In addition, the options serve to align employees’ interests with those of our stockholders by providing an incentive to make contributions that will assist in increasing the market price of our stock. The Company does not backdate options or grant options retroactively. To date, the Company has not repriced or repurchased any of the options that have been granted under its plans. Moreover, the Company has not to date taken action to implement the option exchange program that, along with the related amendments to the Company’s employee stock plans, was approved at the Company’s 2009 Annual Meeting of Stockholders, in light of the improvement that has occurred in the Company’s stock price since such approval was obtained. Such approval will by its terms expire on May 5, 2010, unless the Company were to commence such a program under an offer to exchange filed with the SEC by such date.
For the named executive officers employed by our insurance subsidiaries, we have emphasized the use of options having a performance-contingent incentive structure. The vesting of these options has been contingent upon the attainment by RSLIC, in the case of Messrs. Burghart and Daurelle, and SIG, in the case of Mr. Schoeninger, of financial performance goals for specified three and five or six year performance periods relating to the respective subsidiaries’ cumulative pre-tax operating income (as defined in the respective option agreements) for these periods. Pre-tax operating income, in both cases, is a non-GAAP financial measure that applies various adjustments in order to focus on the performance of the subsidiaries’ continuing insurance operations. In both cases, the options become exercisable if the specified goal is met; otherwise, a reduced number of such options become exercisable based on where the performance achieved falls within a specified range. If specified minimum performance targets for the respective three-year and five or six-year performance periods are not satisfied, the options do not by their terms become exercisable. Thus, these options provide substantial incentives for performance that will serve the interests of the Company and its stockholders.
In the case of the SIG performance-contingent incentive option program relating to the 2003-2007 performance period, the performance goal for the full five-year period was attained; accordingly, 100% of the options of the program participants, including Mr. Schoeninger, became exercisable in February 2008. A similarly structured performance-contingent incentive option program was adopted by the Compensation Committee in February 2008 for the members of SNCC management, including Mr. Schoeninger, for the 2008-2012 performance period, which, like its predecessor program, contains three and five year performance periods, both of which began with the 2008 fiscal year. Under the term of Mr. Schoeninger’s options, due to his retirement effective December 31, 2009, he will have the opportunity to earn up to two-thirds of the options that are the subject of potential vesting for the three-year performance period consisting of 2008-2010 (reflecting the portion of such period during which he was employed by SNCC), depending on SIG’s financial performance for such period, but will not have the opportunity to earn additional vesting based on SIG’s financial performance for the full 2008-2012 performance period.
For the RSLIC performance-contingent incentive option program relating to the 2004-2008 performance period, because the performance goal for the three-year performance period consisting of the 2004-2006 period was attained, 50% of the program participants’ options, including Messrs. Burghart’s and Daurelle’s options, became exercisable in February 2007. Based on the level of attainment of the performance goal for the five-year performance period ending with 2008, which was materially adversely affected by the shortfall in RSLIC’s investment income for 2008, approximately 65% of the program participants’ remaining unvested options became exercisable pursuant to their terms. In March 2009, in recognition of RSLIC’s strong insurance operating performance over the options’ performance period and taking into account the absence of involvement on the part of RSLIC management in the Company’s investment management function, the Compensation Committee took action to effect the full vesting of the options that had not otherwise vested under the program based on the level of attainment of the performance goal for the five-year performance period. A similarly structured performance-contingent incentive option program was adopted by the Compensation Committee in August 2009 for the members of RSLIC management, including Messrs. Burghart and Daurelle, for the 2009-2014 performance period, which contains four and six year performance periods, both of which began with the 2009 fiscal year.
Share Units
Share Units give the holder the right to receive one share of Company Class A or Class B Common Stock for each unit held and to receive dividend equivalents while the units are outstanding. As in the case of the options that we grant, Share Units are subject to substantial vesting requirements that provide the Company with significant benefits from the standpoint of employee retention. All of these requirements have been time-based to date. In addition, under the terms of the Share Units granted to date, the employee generally (and in all cases involving the named executive officers) is not entitled to receive the shares of Company common stock underlying such Share Units until after the termination of employment, even after the applicable vesting period has been satisfied, thus further aligning the employee’s interests with those of the Company’s stockholders on a long-term basis, particularly in light of the downside risk to the holder of a decrease in their value to the extent that the price of our stock declines during the holding period. These terms also serve to maximize the tax deductibility by the Company of the compensation to the named executive officers associated with the Share Units.

2009 Grants and Granting Practices
In the cases of Messrs. Rosenkranz and Sherman, share-based awards have been made by the Compensation Committee over time on a discretionary basis, primarily in connection with the annual performance evaluations discussed above. At the February 2010 meeting of the Compensation Committee, 58,851 and 41,195 Share Units were awarded to Messrs. Rosenkranz and Sherman, respectively, and Messrs. Rosenkranz, and Sherman, received 176,553 and 123,587 options, respectively, all in respect of their performance during 2009, such awards having been set, in Mr. Sherman’s case, at levels equal to 70% of the corresponding awards to Mr. Rosenkranz. The options granted to Messrs. Rosenkranz and Sherman vest in five equal annual installments beginning one year after the grant date. The Share Unit awards vest in three equal annual installments beginning one year after the grant date, in the case of Mr. Rosenkranz, and in three equal installments beginning on the third anniversary of the grant date, in the case of Mr. Sherman.
The Company has generally granted share-based awards to employees at a regular time each year. These grants have occurred at the regular Compensation Committee meeting held in February in which, as discussed above, the named executive officers’ performance evaluations are conducted. These meetings are in each case scheduled significantly in advance of their being held, without regard to any information or expectations regarding future Company financial performance or announcements. All option grants are made directly by formal action of the Compensation Committee, which has not delegated any option-granting authority to management.
Employment and Severance Agreements
The named executive officers, other than Mr. Schoeninger, who retired as Chairman and Chief Executive Officer of SNCC effective December 31, 2009, do not have employment, severance or change-of-control agreements. As such, the remaining named executive officers serve on an at-will basis, which would enable the Company to terminate their employment and to determine the terms of any severance arrangement at such time. In addition, the terms of the Company’s share-based awards, as discussed above, subject such awards to forfeiture if specified vesting requirements are not satisfied prior to a named executive officer’s leaving the Company.
Tax Considerations
Section 162(m) of the Code limits the deductibility of certain compensation for the Chief Executive Officer, as well as the other named executive officers, in excess of $1 million per year unless certain specified conditions are met. The Compensation Committee intends to establish and maintain executive compensation levels and programs that will serve the purposes described in this Compensation Discussion and Analysis. The Compensation Committee has structured the Company’s current executive compensation arrangements in order to avoid limitations on deductibility, and will continue to do so in the future where this result can be achieved consistent with achieving these purposes.

SUMMARY COMPENSATION TABLE
The following table sets forth, with the exceptions described in the following sentence, the compensation paid by the Company and its subsidiaries to the Chief Executive Officer, the Senior Vice President and Treasurer (Chief Financial Officer), and the other three most highly compensated executive officers of the Company and its subsidiaries for the year ended December 31, 2009 and the compensation paid by the Company to such individuals for the years ended December 31, 2008 and 2007. Such table does not set forth the compensation paid to Mr. Schoeninger for the year ended December 31, 2007, during which he did not serve as an executive officer of the Company.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred	All Other
				Stock	Option		Incentive Plan	Compensation	Compensation
		Salary ($)	Bonus ($)	Awards($)	Awards ($)		Compensation ($)	Earnings	($)	Total
Name and Principal Position	Year	(1)	(2)	(3)	(4)		(2)	($) (5)	(6) (7)	$
Robert Rosenkranz,	2009	$832,750	$—	$—	$—		$1,500,000	$—	$60,375	$2,393,125
Chief Executive Officer of the Company	2008	832,750	—	1,250,000	2,765,953		—	2,401,503	49,174	7,299,380
	2007	792,750	—	3,000,000	4,103,528		1,200,000	2,224,697	107,491	11,428,466

Thomas W. Burghart,	2009	270,000	—	—	1,962,000	(8)	162,000	38,847	18,312	2,451,159
Senior Vice President and Treasurer of the Company and of RSLIC	2008	270,000	—	—	—		129,600	178,819	21,412	599,831
	2007	240,000	—	—	—		132,000	20,182	17,698	409,880

Lawrence E. Daurelle,	2009	402,500	—	—	1,962,000	(8)	442,750	35,205	28,774	2,871,229
President and Chief Executive Officer of RSLIC	2008	402,500	—	—	—		354,200	140,761	30,796	928,257
	2007	350,000	—	—	—		423,500	22,880	34,236	830,616

Donald A. Sherman,	2009	832,750	—	—	—		1,050,000	33,390	4,900	1,921,040
President and Chief Operating Officer of the Company	2008	832,750	—	875,000	511,666		—	51,392	4,628	2,275,436
	2007	792,750	—	700,000	611,012		840,000	—	14,496	2,958,258

Terrence T. Schoeninger,	2009	696,515	29,021	—	—		696,515	—	9,800	1,431,851
Chief Executive Officer of SNCC	2008	696,839	—	—	1,550,250	(8)	516,581	—	12,650	2,776,320

(1)	Amounts include amounts deferred by the named executive officers, where applicable, under RSLIC’s Retirement Savings (401(k)) Plan and Nonqualified Deferred Compensation Plan.

(2)	Bonus amounts paid with respect to the 2009 plan year under the Company’s Annual Incentive Compensation Plan and the RSLIC Management Incentive Compensation Plan are reported in the column “Non-Equity Incentive Plan Compensation.”

(3)	Amounts represent the aggregate grant date fair values, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), of the Share Units awarded to the respective named executive officers during the applicable year indicated in the table. Each such award was made in respect of the officer’s performance during the prior year. Effective on February 17, 2010, 58,851 Share Units were awarded to Mr. Rosenkranz and 41,196 Share Units were awarded to Mr. Sherman. Effective on February 15, 2008, 42,896 Share Units were awarded to Mr. Rosenkranz, and 30,027 Share Units were awarded to Mr. Sherman. These amounts do not necessarily reflect the values that will ultimately be realized with respect to these awards.

(4)	Amounts represent the aggregate grant date fair values, as computed in accordance with ASC 718, of the options granted to the respectively named executive officers during the applicable year indicated in the table. See Note L to the Consolidated Financial Statements contained in the Company’s 2009 Annual Report on Form 10-K for the assumptions made in determining these fair values. These amounts do not necessarily reflect the values that will ultimately be realized with respect to these awards.

(5)	Amounts consist of estimates of the change in actuarial present value of the named executive officer’s accrued benefit under the Company’s retirement plans in 2009, 2008 and 2007. The amount shown for Mr. Rosenkranz for 2009 does not reflect a decrease in such value in the amount of $766,616. The key assumptions underlying these estimates are described in footnote 2 to the Pension Benefits Table on page 24. The amounts indicated for 2008 reflect a change in the discount rate utilized to 6.00% from the 6.50% rate utilized for 2007, and the use of the RP-2000 Table for 2009 in place of the 2008 Static Mortality Table, which was utilized for 2008. No amount is payable from the plans before a participant attains age 55 (except in the case of a disability retirement). These amounts do not necessarily reflect the benefits that will ultimately be realized with respect to these plans. No above-market earnings, for purposes of SEC rules, are paid under any Company non-qualified deferred compensation program. As of December 31, 2009, Mr. Sherman had completed less than 5 years of service and therefore his accumulated benefits had not yet vested.

(6)	The amounts indicated in the All Other Compensation column for 2009 relate to the following perquisites and other personal benefits:

Mr. Rosenkranz: services of a personal assistant ($54,750) and the personal use of a Company-provided car. In addition, the Company permitted the use of office space by personnel associated with Intelligence Squared U.S., a debate series sponsored by Mr. Rosenkranz; however, no aggregate incremental cost to the Company was associated with such use.

Mr. Burghart: personal use of a Company-provided car, a club membership and executive medical reimbursements.

Mr. Daurelle: personal use of a Company-provided car and executive medical reimbursements.

The amount indicated for Mr. Schoeninger in the All Other Compensation column for 2009 represents defined contribution plan contributions by SNCC.

(7)	The Company and its subsidiaries paid certain amounts in 2009, 2008 and 2007 under related party transactions to entities in which Mr. Rosenkranz had financial interests, portions of which were in turn earned by Mr. Rosenkranz in addition to the amounts set forth above. See “Certain Relationships and Related Transactions” beginning at page 30 below.

(8)	Amounts reflect the aggregate grant date fair values, as computed in accordance with ASC 718, of the performance-contingent options granted to Messrs. Burghart, Daurelle and Schoeninger.
The following table provides information on options and Share Units granted and cash inventive plan awards, as applicable, to the named executive officers during the year ended December 31, 2009:
Grants of Plan-Based Awards in 2009

										All Other
									Stock	Option	Exercise
									Awards	Awards:	or Base
		Estimated Possible Payouts Under Non-			Estimated Possible Payouts Under Equity				Number of	Number of	Price of	Grant Date
		Equity Incentive Plan Awards (1)			Incentive Plan Awards				Shares of	Securities	Option	Fair Value
		Threshold	Target	Maximum	Threshold	Target	Maximum		Stock or	Underlying	Awards	of Stock
		Amount	Amount	Amount	Amount	Amount	Amount		Units	Options	per Share	and Option
Name	Grant Date	$	$	$	#	#	#		#	#	($/sh)	Awards (2)
Robert Rosenkranz	02/11/2009	$—	$—	$2,914,625	—	—	—		—	—	$—	$—

Thomas W. Burghart	02/11/2009	145,800	162,000	178,200	—	—	—		—	—	—	—
	08/05/2009	—	—	—	—	—	200,000	(3)	—	—	24.91	1,962,000

Donald A. Sherman	02/11/2009	—	—	2,040,238	—	—	—		—	—	—	—

Terrence T. Schoeninger	02/11/2009	—	—	1,741,288	—	—	—		—	—	—	—

Lawrence E. Daurelle	02/11/2009	398,475	442,750	487,025	—	—	—		—	—	—	—
	08/05/2009	—	—	—	—	—	200,000	(3)	—	—	24.91	1,962,000

(1)	The amounts indicated in the Maximum Amount column reflect the maximum possible 2009 cash incentive plan awards for the named executive officers, where applicable. The actual 2009 awards for such officers under such plans are indicated in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “Compensation Discussion and Analysis — Cash Compensation” above.

(2)	The amounts indicated in this column represent the aggregate grant date fair value, as computed in accordance with ASC 718, of the indicated awards. See Note L to the Consolidated Financial Statements contained in the Company’s 2009 Annual Report on Form 10-K for the assumptions made in determining the ASC 718 values of options. The ASC 718 grant date fair values of the Share Units are determined by reference to the grant date fair value of the underlying shares.

(3)	Class A Common Stock options granted on 08/05/2009 will become exercisable in the indicated number only to the extent that a specified cumulative financial performance target for the 2009-2014 period is satisfied.

Summary descriptions of the Company’s cash and share-based employee incentive compensation plans follow:
Annual Incentive Compensation Plan
Under the Company’s Annual Incentive Compensation Plan (the “Annual Incentive Plan”), its executive officers may earn annual bonus compensation contingent upon the attainment of certain pre-established performance goals adopted by the Compensation Committee in accordance with the plan’s terms. The Compensation Committee may exercise negative discretion to reduce the amount that would otherwise be payable under an award by reason of the applicable performance goal or goals having been achieved. We intend that compensation payable under the Annual Incentive Plan will constitute “qualified performance-based compensation” under Section 162(m), and, consequently, should not be subject to its $1 million limit on deductibility. Messrs. Rosenkranz, Sherman and Schoeninger were the participants in the Annual Incentive Plan for 2009. See “Compensation Discussion and Analysis — Cash Compensation” above.
Long-Term Incentive Compensation Plan
The Second Amended and Restated Long-Term Performance-Based Incentive Plan (the “Long-Term Incentive Plan”) for Robert Rosenkranz, the Chairman and Chief Executive Officer of the Company, is intended to provide Mr. Rosenkranz with a compensation arrangement that rewards him for his contributions to the performance of the Company and enhancement of the interests of the Company’s stockholders. The Compensation Committee administers the Long-Term Incentive Plan and has the authority to determine the number of shares subject to any award, to grant awards annually, or at such other times as it deems appropriate, in accordance with the plan and to interpret the plan.
Following each fiscal year of the Company for which the Long-Term Incentive Plan is in effect, the Compensation Committee determines whether and to what extent to grant an award for such year (including the number of shares subject to any award it determines to grant), and the composition of such award as between Class B Common Stock Share Units and Class B Common Stock options, based on such criteria relating to Mr. Rosenkranz’s performance, the Company’s performance, the Company’s stock performance and such other factors for or relating to such year as it, in its sole discretion, deems relevant or, if applicable, the extent to which Mr. Rosenkranz is entitled to an award for such year based on the satisfaction of the performance criteria previously established by the Compensation Committee in its sole discretion for such year.
The exercise price under options granted under the Long-Term Incentive Plan is determined by the Compensation Committee, but may not be less than the closing price on the NYSE of the Company’s Class A Common Stock on the date of grant, and the term of the options is ten years from the date of grant. Options become exercisable thirty days after the date of grant or such other time or times as determined by the Compensation Committee with respect to a particular award of such options. Mr. Rosenkranz is entitled to receive shares of Class B Common Stock in respect of Share Units awarded under the Long-Term Incentive Plan in connection with various specified events of termination of his employment, subject to the satisfaction of the supplemental vesting requirements imposed by the Compensation Committee in connection with the granting of such awards, which have generally been time-based. The Long-Term Incentive Plan also provides for payments to Mr. Rosenkranz in respect of any “golden parachute” excise tax imposed with respect to awards granted under the plan. See “Potential Payments on Termination or Change in Control”, beginning at page 27 below.
The Long-Term Incentive Plan will terminate on December 31, 2013.
Employee Stock Option Plans
Second Amended and Restated Employee Stock Option Plan
The Second Amended and Restated Employee Stock Option Plan (the “Employee Option Plan”) was originally adopted in 1987, and was amended and restated in 1994 and in 1997 and further amended in 2001. The Employee Option Plan’s term expired on May 13, 2007 and no further grants will be made thereunder. The Employee Option Plan provided for a total of 7,650,000 shares of Class A Common Stock which may be issued upon exercise of options granted thereunder, of which 7,511,243 options were granted, net of option forfeitures and expirations. As of March 31, 2010, 6,659,566 of such options have been exercised. These exercises reduced the total number of exercisable Class A Common Stock options outstanding to 851,677, of which 734,127 options were vested as of March 31, 2010. Such outstanding options expire between 2010 and 2016. Options granted under the Employee Option Plan have a maximum term of ten years and become exercisable at such times and in such amounts as are determined by the Compensation Committee at the time of grant. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant, which, under the plan, is equal to the closing price per share of the Class A Common Stock, as reported on the NYSE for such date.

2003 Employee Long-Term Incentive and Share Award Plan
Under the Share Plan, a total of 9,750,000 shares of Class A Common Stock are reserved for issuance upon the exercise of options, restricted shares, restricted share units (representing the right to receive shares of Class A Common Stock or cash, as applicable, at the end of the specified deferral period), and other share-based awards granted to employees and other participants thereunder.
As of March 31, 2010, performance-contingent incentive options relating to 6,095,000 shares of Class A Common Stock and options with time-vesting provisions relating to 1,544,143 shares of Class A Common Stock have been granted under the Share Plan, net of forfeitures. 183,573 Class A Common Stock Share Units have been granted under the Share Plan. As of March 31, 2010, options for 424,150 shares of Class A Common Stock have been exercised. These exercises reduced the total number of outstanding Class A Common Stock options to 7,214,993, of which 3,617,949 options were vested as of March 31, 2010. Options currently outstanding under the Share Plan expire between 2013 and 2020. Options granted under the Share Plan have a maximum term of ten years and become exercisable at such times and in such amounts as are determined by the Compensation Committee at the time of grant. The exercise price under such options is the fair market value of the Class A Common Stock on the date of the grant, which, under the plan, is equal to the closing price per share of the Class A Common Stock, as reported on the NYSE for such date. The Share Units that have been granted to date under the Share Plan are subject to time-vesting provisions of various durations.
The following table provides information concerning outstanding unexercised options, Share Units that have not vested, and equity incentive plan awards for each named executive officer as of the end of the most recently completed fiscal year. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award.
Outstanding Equity Awards at 2009 Fiscal Year End

	Option Awards						Stock Awards
										Equity
									Equity	Incentive Plan
				Equity					Incentive Plan	Awards:
				Incentive Plan					Awards:	Market or
				Awards:				Market	Number of	Payout Value
	Number of	Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have not	Have not	have not	have not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
Robert Rosenkranz	150,037	225,057	(1)	—	$40.1800	08/23/2017
	25,737	102,952	(1)	—	29.1400	02/15/2018
	100,000	400,000	(1)	—	29.8400	08/12/2018
							24,492 (2)	$547,886	—	—
							28,597 (3)	639,715	—	—

Thomas W. Burghart	22,500	—		—	$14.6667	05/22/2010
	225,000	—		—	27.8733	04/22/2014
	75,000	—		—	31.1000	12/28/2015
	—	—		200,000 (4)	24.9100	08/05/2019

Donald A. Sherman	6,420	—		—	$17.5245	08/14/2012
	7,668	—		—	19.5600	05/29/2013
	5,696	—		—	26.3333	05/06/2014
	4,038	—		—	27.8533	05/25/2015
	90,000	60,000	(5)	—	36.0533	04/19/2016
	11,400	7,600	(5)	—	34.6200	06/08/2016
	20,572	30,860	(5)	—	40.8300	02/16/2017
	18,016	72,066	(5)	—	29.1400	02/15/2018
							17,144 (6)	$316,135	—	—
							30,027 (7)	553,698	—	—

Terrence T. Schoeninger	337,500	—		—	$19.3111	05/28/2013
	—	—		225,000 (8)	29.1800	02/21/2018

Lawrence E. Daurelle	225,000	—		—	$27.8733	04/22/2014
	75,000	—		—	31.1000	12/28/2015
	—	—		200,000 (4)	24.9100	08/05/2019

(1)	The unexercisable options expiring on 08/23/2017 were granted to Mr. Rosenkranz on 08/23/2007 and will vest in equal installments on 08/23/2010, 08/23/2011 and 08/23/2012. The unexercisable options expiring on 02/15/2018 were granted to Mr. Rosenkranz on 02/15/2008 and will vest in equal installments on 02/06/2010, 02/06/2011, 02/06/2012 and 02/06/2013. The unexercisable options expiring on 08/12/2018 were granted to Mr.

Rosenkranz on 08/12/2008 and will vest in equal installments on 08/12/2010, 08/12/2011, 08/12/2012 and 08/12/2013.

(2)	Class B Common Stock Share Units granted on 02/16/2007, subject to the requirement that a retirement that would otherwise entitle Mr. Rosenkranz to receive the underlying shares must occur on or after February 8, 2010. This requirement is eliminated in three equal installments, beginning on the first anniversary of the grant date.

(3)	Class B Common Stock Share Units granted on 02/15/2008, subject to the requirement that a retirement that would otherwise entitle Mr. Rosenkranz to receive the underlying shares must occur on or after February 6, 2011. This requirement will be eliminated in three equal installments, beginning on the first anniversary of the grant date.

(4)	Class A Common Stock Share options granted on 08/05/2009 will become exercisable in the indicated number only to the extent that a specified cumulative financial performance target for the 2009-2014 period is satisfied.

(5)	The unexercisable options expiring on 04/19/2016 were granted to Mr. Sherman on 04/19/2006 and will vest in equal installments on 04/19/2010 and 04/19/2011. The unexercisable options expiring on 06/08/2016 were granted to Mr. Sherman on 06/08/2006 and will vest in equal installments on 06/08/2010 and 06/08/2011. The unexercisable options expiring on 02/16/2017 were granted to Mr. Sherman on 02/16/2007 and will vest in equal installments on 02/07/2010, 02/07/2011 and 02/07/2012. The unexercisable options expiring on 02/15/2018 were granted to Mr. Sherman on 02/15/2008 and will vest in equal installments on 02/06/2010, 02/06/2011, 02/06/2012 and 02/06/2013.

(6)	Class A Common Stock Share Units granted on 02/16/2007 vest in three equal annual installments beginning on February 7, 2010.

(7)	Class A Common Stock Share Units granted on 02/15/2008 vest in three equal annual installments beginning on February 6, 2011.

(8)	Class A Common Stock Share options granted on 02/15/2008, of which 90,000 options will become exercisable only to the extent that a specified cumulative financial performance target for the 2008-2010 period is satisfied. See “Compensation Discussion and Analysis — Share-Based Compensation — Options” above.
The table below provides information relating to the number of shares of Common Stock acquired by the named executive officers during 2009 upon the exercise of options and the number of such officers’ Share Units that vested during such year.
Option Exercises and Stock Vested in 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
Robert Rosenkranz	—	$—	(1)	$(1)
Thomas W. Burghart	—	—	—	—
Donald A. Sherman	—	—	—	—
Terrence T. Schoeninger	172,799	1,471,092	—	—
Lawrence E. Daurelle	—	—	—	—

(1)	During 2009, the vesting requirements with respect to 24,492 and 14,299 of the Class B Common Stock Share Units granted to Mr. Rosenkranz on 02/16/2007 and 2/15/2008, respectively, were satisfied. However, under these units’ terms, the underlying shares of Class B Common Stock, which, based on the closing price of the Company’s Class A Common Stock on the respective vesting dates, had an aggregate value of $604,118, will not be received by him until after the termination of his employment. See “Compensation Discussion and Analysis — Share-Based Compensation — Share Units” above. The aggregate value of these underlying shares, as of year-end 2009, is included in the Aggregate Balance column of the table contained in the Nonqualified Deferred Compensation section below.

Equity Compensation Plan Information
The following table summarizes the number of shares of Class A Common Stock and Class B Common Stock issuable under the Company’s equity compensation plans as of December 31, 2009.

			(c)
			Number of
			Securities Remaining
			Available for
	(a)	(b)	Future Issuance Under
	Number of Securities	Weighted-average	Equity Compensation
	To be Issued Upon	Exercise	Plans (Excluding
	Exercise of Outstanding	Price of Outstanding	Securities Reflected
	Options	Options	in Column (a))
Equity compensation plans approved by stockholders:

Class A Common Stock	8,597,225	$26.31	2,420,591	(1)
Class B Common Stock	1,003,783	33.61	3,814,811	(2)

Total	9,601,008	27.07	6,235,402

Equity compensation plans not approved by stockholders:	None	—	None

(1)	Of these shares, 63,795 shares of Class A Common Stock were available for purchases pursuant to the Company’s Employee Stock Purchase Plan. These shares may be purchased by employees at 85% of the market value under the terms and conditions set forth in the plan.

(2)	Under the Long-Term Incentive Plan, a maximum annual award may be granted of up to 357,723 Stock Units, plus the Carryover Award Amount, as then in effect, per year over the ten-year term ending on December 31, 2013. A Stock Unit consists of Class B Common Stock Share Units, each of which individual units represents one Stock Unit, and options to purchase shares of Class B Common Stock, each of which individual options represents one-third of one Stock Unit. The Carryover Award Amount consists of 715,446 Class B Common Stock Share Units and 2,146,329 Class B Common Stock options.
Retirement Plan Benefits
The table below shows the present value of the accumulated benefits payable to the named executive officers under the RSLIC Pension Plan (the “Pension Plan”), the RSLIC Supplemental Executive Retirement Plan (the “SERP”) and the Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the “DCM Pension Plan”) utilizing assumptions consistent with those used for purposes of the Company’s financial statements as of December 31, 2009. Descriptions of the terms of these plans follow.
Pension Benefits
as of Fiscal Year End
December 31, 2009

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
Name	Plan	Service (#) (1)	Benefit ($) (2)	Year ($)
Robert Rosenkranz	Pension Plan	22	$687,870	$—
	DCM Pension Plan	32	11,767,627	—

Thomas W. Burghart	Pension Plan	30	368,290	—
	SERP	30	183,492	—

Donald A. Sherman	Pension Plan	4	86,427 (3)	—
	SERP	4	48,736 (3)	—

Terrence T. Schoeninger (4)	—	—	—	—

Lawrence E. Daurelle	Pension Plan	15	297,300	—
	SERP	15	170,113	—

(1)	Equals the number of years of credited service as of December 31, 2009. Prior to the freezing of benefits under these plans in December 2009, as discussed below, one year of credited service was provided for every year of employment in which 1,000 hours were completed. The years of Mr. Rosenkranz’s credited service, for purposes of the DCM Pension Plan, include ten years of service provided to Rosenkranz & Company, L.P. prior to the formation of the Company.

(2)	Estimated actuarial present values determined using the same assumptions and methods used in determining expenses in the Company’s 2009 financial statements, including, among others, a discount rate of 6.00%, the use of the RP-2000 Table projected to 2015, the election of a straight life annuity and the commencement of benefits at age 65. $4,590,425 of the present value amount indicated for Mr. Rosenkranz with respect to the DCM Pension Plan results from the additional years of credited service described in footnote 1 to this table.

(3)	As of December 31, 2009, Mr. Sherman had completed less than 5 years of service and therefore the accumulated benefits indicated for him had not yet vested.

(4)	Mr. Schoeninger, who retired as Chairman and Chief Executive Officer of SNCC effective December 31, 2009, did not participate in the referenced plans.

Pension Plan
The Pension Plan is a noncontributory, tax-qualified defined benefit pension plan that provides retirement and, in certain instances, death benefits to employees of RSLIC, FRSLIC and DCM, including the named executive officers employed by such companies. As a result of various amendments made to the Pension Plan in December 2009 to, among other things, freeze the participants’ benefits under such plan at the amounts accrued as of December 31, 2009, no additional benefits will accrue under the Pension Plan after such date for any of the plan participants, including such named executive officers.
Formula. The annual benefit under the Pension Plan at an employee’s normal retirement age of 65 is determined by adding (i) the employee’s years of service through December 31, 2009 up to 35 years multiplied by the sum of (a) 0.85% of the employee’s average compensation (which, for such purpose, consists primarily of the employee’s taxable income as reported on Form W-2, with certain exclusions) for the five consecutive calendar years in the last ten years of participation prior to retirement for which such average would be the highest (“Average Compensation”) up to the Social Security covered compensation level and (b) 2% of the employee’s Average Compensation in excess of the Social Security covered compensation level, plus (ii) 1% of the employee’s Average Compensation multiplied by his years of service in excess of 35. Under the Code, compensation for 2009 includible for purposes of determining benefits under the Pension Plan was limited to $245,000.
Vesting. Benefits vest after five years of service with RSLIC, FRSLIC and/or DCM.
Retirement Age. A participant becomes eligible to receive benefits at the normal retirement age of 65. Early retirement at the attainment of age 55 is available to a participant with at least ten years of service. At present, Messrs. Rosenkranz and Daurelle satisfy these eligibility requirements. If early retirement is elected, benefits are reduced by 6.67% for each of the first five years, and 3.3% for each of the next five years, by which the retirement commencement date precedes the normal retirement age of 65.
Forms of Benefit. Employees may elect to receive pension benefits under a single life annuity; otherwise, in the case of married employees, benefits will be paid in the form of a 50% joint and survivor benefit. Optional forms of payment also include an actuarially adjusted 100% contingent annuity and a life annuity with 10 years certain. The Pension Plan also provides survivor benefits to the spouse of an employee who dies with a vested benefit.
SERP
The SERP provides employees of RSLIC, FRSLIC and DCM, including the named executive officers employed by such companies other than Mr. Rosenkranz, with the opportunity for retirement income supplemental to that furnished under the Pension Plan by increasing the amount of compensation includible for purposes of determining pension benefits above the amount permitted under the Pension Plan due to the Code limit discussed in the preceding section. As a result of various amendments made to the SERP in December 2009 corresponding to those made concurrently to the Pension Plan which, among other things, froze the participants’ benefits under the SERP at the amounts accrued as of December 31, 2009, no additional benefits will accrue under the SERP after such date for any of the plan participants, including the named executive officers.
The SERP is not qualified under the Code and is unfunded. Retirement benefits under the SERP are calculated in substantially the same manner as under the Pension Plan, except that the maximum compensation includible under the SERP for 2009 was $354,140. This amount is increased annually by the Social Security Cost of Living Adjustment. The annual benefit payable under the SERP is reduced by the annual benefit payable under the Pension Plan. The other terms and conditions of the SERP are substantially similar to those of the Pension Plan. As a result of various amendments made to the SERP, no additional benefits will accrue under the SERP after December 31, 2009 for the plan participants, including the named executive officers.
DCM Pension Plan
The DCM Pension Plan is a nonqualified defined benefit pension plan that provides Robert Rosenkranz with retirement benefits supplemental to those furnished under the Pension Plan. Concurrently with the amendments made to the Pension Plan and the SERP in December 2009, as described above, an amendment was made to the DCM Pension Plan to freeze Mr. Rosenkranz’s benefit under such plan at the amount accrued as of December 31, 2009. Accordingly, no additional benefits will accrue to him under such plan after such date.
The annual benefit under the DCM Pension Plan at age 65 is determined by adding (i) Mr. Rosenkranz’s years of service (which, for this purpose, include his years of service with Rosenkranz & Company, L.P. prior to the formation of the Company) through December 31, 2009 up to 35 years multiplied by the sum of (a) 0.85% of his Average Compensation up to the Social Security covered compensation level and (b) 2% of his Average Compensation in excess of the Social Security covered compensation level, plus (ii) 1% of his Average Compensation multiplied by his years of service in excess of 35, and subtracting from such sum the amount of the benefit payable to him under the Pension Plan. The DCM Pension Plan is unfunded; however, plan payments are unconditionally guaranteed by the Company under a guarantee agreement between the Company and Mr. Rosenkranz.
The other terms and conditions of the DCM Pension Plan are substantially similar to those of the Pension Plan.
Nonqualified Deferred Compensation
Under the RSLIC Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), certain employees of RSLIC, FRSLIC and DCM, including the named executive officers employed by these companies, can elect on an annual basis to defer from 1% to 10% of their cash compensation to be earned during the following year, with deferred amounts, plus investment earnings thereon, to be paid in accordance with the officers’ elections with regard to the timing and form of distributions following the termination of employment. Amounts deferred can be allocated to investment options comparable to the mutual fund options available under RSLIC’s 401(k) plan. Prior to January 1, 2010, participant accounts were credited with matching contributions equal to 50% of the amounts deferred by the participant, up to a maximum match of 4% of the participant’s total compensation, reduced by the matching contributions made for the participant to the 401(k) Plan; however, such matching contributions were eliminated pursuant to an amendment to the Deferred Compensation Plan that was effective on such date.
As part of the share-based component of the Company’s compensation program, Share Units are granted to certain of the named executive officers. As discussed above, these officers are not entitled to receive the shares of Company common stock underlying such Share Units until after the termination of employment, subject to a further six-month deferral period where required by Section 409A of the Code. Accordingly, the ability of an employee to realize monetary benefit from his Share Units, other than the dividend equivalents thereon, is deferred until such termination and the expiration of any required additional deferral period. See “Compensation Discussion and Analysis — Share-Based Compensation” above.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	In Last	In Last	In Last	Distributions In	At Last
Name	Fiscal Year ($)	Fiscal Year ($)	Fiscal Year ($)	Last Fiscal Year ($)	Fiscal Year End ($)
Robert Rosenkranz	$—	$—	$—	$361,988 (1)	$20,244,201 (2)
Thomas W. Burghart	6,480 (3)	—	14,513	—	56,667
Donald A. Sherman	—	—	—	18,868 (4)	1,055,215 (5)
Terrence T. Schoeninger	—	—	—	—	—
Lawrence E. Daurelle	—	—	17	443,911	—

(1)	Amounts consist of dividend equivalents paid in 2009 with respect to the Share Units described in footnote 2.

(2)	Includes 851,882 vested and 53,089 unvested Class B Common Stock Share Units, as to which the underlying shares of Class B Common Stock will not be received by Mr. Rosenkranz until after the termination of his employment, assuming, in the case of the unvested units, the satisfaction of their vesting requirements. See “Compensation Discussion and Analysis — Share-Based Compensation — Share Units” above. The grants of these Share Units were previously reported as compensation to Mr. Rosenkranz in prior years’ proxy statements in the Summary Compensation Tables relating to the years as to which such grants were made.

(3)	The amount indicated in the Executive Contributions column is included in the Salary amount for Mr. Burghart reflected in the Summary Compensation Table.

(4)	Amount consists of dividend equivalents paid in 2009 with respect to the Share Units described in footnote 5.

(5)	Includes 47,171 unvested Class A Common Stock Share Units as to which the underlying shares of Class A Common Stock will not be received by Mr. Sherman until after the termination of his employment, assuming the satisfaction of the units’ vesting requirements. See “Compensation Discussion and Analysis — Share-Based Compensation — Share Units” above.

Potential Payments on Termination or Change in Control
The Company’s change of control-related severance agreements and employment agreements for its named executive officers are described in this section. This section contains information relating to benefits that would have been payable under such agreements, and under other existing plans and arrangements, based on a hypothetical termination of the relevant named executive officer’s employment on December 31, 2009. These benefits are in addition to those generally furnished to all salaried employees of the subsidiary by which the named executive officer is employed that would have applied in the event of such termination, depending on the circumstances; for example, disability and group life insurance benefits, retirement savings plan distributions and accrued vacation pay.
Effective December 31, 2009, Mr. Schoeninger retired as Chairman and Chief Executive Officer of SNCC. However, under the terms of Mr. Schoeninger’s performance incentive options described above (see “Compensation Discussion and Analysis — Share-Based Awards — Options” above), a portion of such options will be eligible for vesting based on SNCC’s financial performance for the first three years of the options’ 2008-2012 performance period. See “Compensation Discussion and Analysis — Share-Based Compensation — Options” above.
The terms of the options granted to the named executive officers on a time-vesting basis do not provide for acceleration of their vesting due to the holder’s retirement or voluntary or involuntary termination of employment, but do, in certain cases, provide for their full acceleration in the event of a change of ownership event with respect to the Company, which is defined as described below in relation to the Share Units, or in the event of the death or disability (as determined by the Compensation Committee) of the holder.
Under the Share Units’ terms, the receipt by a named executive officer of the underlying shares of Common Stock will occur only following his termination of employment. Accordingly, to the extent that the Share Units’ time-vesting requirement has then been met, the termination of a named executive officer’s employment for any reason other than by the Company for cause, including a voluntary termination or retirement, will, subject to a further six-month deferral period where required by Section 409A of the Code, entitle such officer to receive the number of shares of Company Class A or Class B Common Stock that corresponds to the number of Share Units that had become vested at the time of such termination. In addition, each of the Share Unit awards, to the extent not then already vested, will vest in its entirety upon a change of ownership with respect to the Company or the holder’s termination of employment due to death or disability, by the Company without cause or voluntary termination for good reason, as these terms as defined in the applicable award agreements and, in the case of Mr. Rosenkranz, the Long-Term Incentive Plan. For these purposes:
     - “cause” means, as to the termination by the Company of a named executive officer’s employment, the officer’s (a) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, (b) fraud with respect to the business of the Company, or (c) gross neglect of his duties.
     - a “change of ownership” occurs if (a) the current members of the Board of Directors and subsequent members having been approved by the Board pursuant to specified conditions cease to constitute a majority of the Board; (b) the stockholders approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company’s assets, or if any such transaction is consummated without stockholder approval, unless in any such case the Company’s voting stockholders receive in the transaction voting securities representing more than 60% of the voting power of the surviving or transferee entity; or (c) the stockholders approve a plan of complete liquidation of the Company.
     - “disability” means an illness, injury, accident or condition causing the named executive officer to be unable to substantially perform the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.
     - “good reason” means, as to a named executive officer’s voluntary termination of employment: (a) failure to reelect him to his officer position (except for termination for cause or due to disability); (b) reduction in the officer’s base salary; (c) the failure to continue in effect any retirement, life insurance, medical insurance or disability plan unless substantially comparable benefits are provided; (d) an involuntary termination of the officer’s employment for cause that is not effected in compliance with specified procedural requirements or (e) in the case of Mr. Rosenkranz only, the termination of employment to enter public service.
In addition, the terms of the Share Units and of the options granted to Mr. Rosenkranz under the Long-Term Incentive Plan entitle the holder to receive payment in respect of any “golden parachute” excise tax imposed by Section 4999 of the Code in respect of the vesting of such Share Units or options due to a change of control as described in Section 280G of the Code in order to adjust, on an after-tax basis, for the amount of any such tax. No payments to any of the named executive officers would have been required under such terms with respect to a change of ownership event having occurred at December 31, 2009.
The table below reflects the estimated amounts of the compensation and benefits that would have been payable to the named executive officers under the plans and arrangements described in this section in the various events of termination of employment specified in the table’s columns. The amounts shown assume that such terminations were effective as of December 31, 2009, and thus include only amounts and awards having been earned or received through this date. The actual amounts that would be paid to a named executive officer upon termination of employment would be determined only at the time of such termination.

	Involuntary	Involuntary
	Not	For Good
	For Cause	Reason	Change of
	Termination	Termination	Ownership	Disability	Death
Robert Rosenkranz:

Share Unit Vesting Acceleration	$1,240,690	$1,240,690	$1,240,690	$1,240,690	$1,240,690

Thomas W. Burghart:

Post-Employment Option Vesting	—	—	—	—	—

Terrence T. Schoeninger:

Cash Severance	2,089,545	2,089,545	—	—	348,258
Health and Welfare Benefits	76,563	76,563	—	—	—
Post-Employment Option Vesting	—	—	—	—	—

Donald A. Sherman:

Share Unit Vesting Acceleration	1,102,386	1,102,386	1,102,386	1,102,386	1,102,386
Post-Employment Option Vesting	—	—	—	—	—

Lawrence E. Daurelle:

Post-Employment Option Vesting	—	—	—	—	—

Directors’ Compensation
The following table sets forth compensation paid by the Company to the non-employee directors of the Company during 2009.

	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation (4)	Total
Name	$	$	$	$	$	$	$
Kevin R. Brine	$18,750	$50,000	$106,028	$—	$—	$40,000	$214,778
Edward A. Fox	59,750	—	106,028	—	—	40,000	205,778
Steven A. Hirsh	42,625	—	129,709	—	—	—	172,334
James M. Litvack	40,750	—	132,340	—	—	1,720	174,810
James N. Meehan	60,000	—	106,028	—	—	—	166,028
Philip R. O’Connor	17,250	—	158,659	—	—	11,030	186,939
Robert F. Wright	38,500	—	132,340	—	—	16,300	187,140

(1)	Fees earned reflect the amount of cash received by the director in respect of the annual retainer for Board service, where applicable, in addition to Board and committee meeting fees. As discussed below, outside directors have the ability under the Existing Directors Plan to receive options or restricted shares, in lieu of cash, in payment of the annual retainer. Details regarding the grants of restricted shares and options to various directors in respect of the annual retainer pursuant to their elections for the term of service beginning in May 2009 are contained in notes (2) and (3) below. Further information relating to the terms of these options and restricted shares is contained in the discussion below.

(2)	Amount represents the aggregate grant date fair value, computed in accordance with ASC 718, of the restricted shares granted in 2009 to Mr. Brine, who received 2,554 restricted shares of Class A Common Stock in respect of his entire annual retainer. The grant date fair value per share for these restricted shares was $19.58. These amounts do not necessarily reflect the values that will ultimately be realized with respect to this grant. Further information relating to the terms of these restricted shares is contained in the discussion below.

(3)	Amounts represent the aggregate grant date fair values, computed in accordance with ASC 718, of the options granted to the respective directors in 2009. See Note L to the Consolidated Financial Statements in the Company’s 2009 Annual Report on Form 10-K for the assumptions made in determining such values. The following directors received, on May 6, 2009, in addition to the annual option grants made on such date to all outside directors, Class A Common Stock options in respect of all or part of their annual retainers in the following amounts: Mr. O’Connor — 7,661 options; Mr. Hirsh — 3,447 options; Messrs. Litvack and Wright — 3,830 options. The exercise price under each option granted on such date was $19.58 and the weighted average grant date fair value per option was $6.91. These amounts do not necessarily reflect the values that will ultimately be realized with respect to these grants. Further information relating to the terms of these options is contained in the discussion below.

(4)	Includes Company matches of charitable gifts under the program discussed below.
Each outside director presently serving on the Board receives an annual retainer for such service in the amount of $50,000 (the “Annual Retainer”), if paid in cash. In addition, outside directors receive a fee of $750 plus expenses for each Board of Directors or committee meeting attended, except that the fee is $1,000 for Audit Committee meetings. Under the Existing Directors Plan, the Company has provided to its outside directors the opportunity to receive, in lieu of cash in respect of the Annual Retainer, options to purchase Class A Common Stock and restricted shares of Class A Common Stock, as well as annual grants of options to purchase Class A Common Stock, all as described below. The Company intends to replace the Existing Directors Plan with the 2010 Directors Plan, subject to stockholder approval. See “Proposal To Adopt the 2010 Outside Directors Stock Plan” above.
Under the Existing Directors Plan, each outside director in office on the business day following the Company’s Annual Meeting of Stockholders has been granted Class A Common Stock options pursuant to the following formula, which in 2007 replaced the formula that had previously been utilized under such plan: number of options = (a) $100,000 multiplied by three, divided by (b) the NYSE Closing Price on the business day following each Annual Meeting of Stockholders. This formula assumes that the value of an option on the Company’s stock is equal to one-third of the value of a share of such stock. The option exercise price is the NYSE Closing Price. Options granted prior to 2007 vest in five equal annual installments so long as the director continues to serve on the Board, commencing on the first anniversary of the date of the grant. Options granted in 2007 and after vest in three equal annual installments, beginning on May 1st of the year following the year in which the grant is made, and will vest in their entirety upon the death or disability of a director then serving on the Board. All options have a term of ten years from the date of grant.
Under the Existing Directors Plan, the Annual Retainer is paid through the grant of options, unless such director elects in advance to receive the Annual Retainer in cash or in restricted shares. Options (or, if elected by the outside director, restricted shares) are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of options granted is equal to (a) three times the director’s Annual Retainer for the applicable period divided by (b) the closing price per share of the Class A Common Stock, as reported on the NYSE on the grant date, and the exercise price is equal to such closing price. If restricted shares are elected by an outside director, the number of restricted shares granted is equal to the nearest number of whole shares determined by dividing the Annual Retainer by such closing price on the date of grant. Options or restricted shares granted vest in four quarterly installments and options expire ten years from the date of grant.
In addition to the formulaic annual option grants under the Existing Directors Plan, as described above, the full Board of Directors of the Company has had the ability to make grants of options to outside directors at such times and in such amounts as are determined in its discretion. As is the case for options granted under the formulaic provisions of the plan, the exercise price for any options granted under this provision is the closing price per share of the Class A Common Stock, as reported on the NYSE for the grant date, and such options expire ten years from the date of grant.
The Company has a matching charitable gifts program for its outside directors under which the Company matches, on a two-to-one basis, charitable contributions made by the director to qualified educational institutions and institutions dedicated to the advancement of the arts, under which the maximum amount of the Company’s matching contributions for any one director in any calendar year is $40,000.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under the Company’s review policy for related party transactions, such transactions are subject to a prior review and approval process under which proposed transactions of this type are initially reviewed by the Governance Committee. If, based on this review, this committee recommends to the full Board that the transaction be approved, such recommendation is submitted to the Board for consideration and, if deemed appropriate, acceptance. Such acceptance requires the affirmative vote of a majority of the disinterested directors. In addition, under the policy, existing related party transactions are subject to ongoing review by the Governance Committee and the Board on at least an annual basis. This policy is available on the Company’s website (www.delphifin.com/corp_governance) and in print to any stockholder upon request. All of the related party transactions in effect have either been pre-approved under such policy or, where entered into before the adoption of such policy, have received periodic review under the policy.
Pursuant to two separate consulting agreements, RSLIC and the Company pay to Rosenkranz Asset Managers LLC (“RAM”), a wholly owned subsidiary of Rosenkranz & Company, L.P., fees associated with the formulation of investment and other strategies. Under these agreements, such fees are assessed at a quarterly rate of five basis points (.05%), applied to the average quarterly market values of the specified investment portfolios, subject to specified annual maximum amounts. These specified maximum amounts are escalated annually at a rate of 10%. The fees under these agreements totaled $7.9 million for the year ended December 31, 2009 and are expected to total $8.7 million for calendar year 2010. The Company believes that the fees charged under these agreements are comparable to fees charged by unaffiliated third parties for consulting services of considerably narrower scope than the services provided thereunder. Pursuant to an expense allocation agreement, a subsidiary of the Company received periodic payments from RAM, Acorn Partners, L.P. and various other entities in which Mr. Rosenkranz has personal financial interests in respect of expenses associated with certain shared office space, facilities and personnel. The total amount of these payments for 2009 was $7.4 million. In addition, RAM in 2010 made a payment to Mr. Sherman in the amount of $450,000 in respect of services rendered by him during 2009 to various entities in which Mr. Rosenkranz has personal financial interests. During 2009, a subsidiary of the Company maintained investment management arrangements pursuant to a discrete investment program with Pergamon Advisors and its affiliated entities, of which Mr. Rosenkranz and his related entities own a substantial majority of the financial interests. Under such arrangements, management and, to the extent earned, performance-based fees are paid to such entities. The Company believes that such fees, which totaled $0.6 million for 2009, are comparable to fees charged by unaffiliated third parties in connection with similar investment programs. As of December 31, 2009, the amount invested by the Company’s subsidiary under such arrangements was $20.2 million. Also during 2009, certain subsidiaries of the Company maintained limited partner investments in an investment partnership whose general partners are controlled and beneficially owned by Mr. Rosenkranz. The amount of these subsidiaries’ investments in this partnership, which is in the process of liquidation, totaled $8.3 million as of December 31, 2009. No fees have been, or will be, payable by the Company’s subsidiaries in connection with their investments in this partnership.

AUDIT COMMITTEE REPORT
During 2009, the Audit Committee approved the selection of the Company’s independent registered public accounting firm, Ernst & Young LLP, to audit the Company’s consolidated financial statements. The Audit Committee discussed with such firm and with the Company’s internal auditors the overall scope and plans for their respective audits, and regularly met with such firm and the internal auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, the progress and results of management’s assessment of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and such other matters as the Audit Committee deemed appropriate.
The Audit Committee met with management and the independent registered public accounting firm to review and discuss the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009, and discussed with such firm the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the communications of such firm with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the auditor’s independence and also reviewed the amount of fees paid to the independent registered public accounting firm for audit and non-audit services. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.
James N. Meehan, Chairman
Kevin R. Brine
Steven A. Hirsh
James M. Litvack
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2009 and 2010. See “Proposal to Ratify the Appointment of the Company’s Independent Registered Public Accounting Firm” at page 12 above. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions relating to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 and to make a statement if they so desire.
For 2009 and 2008, Ernst & Young LLP’s fees for professional services were as follows:
Audit Fees. Fees for audit services were $2,253,935 in 2009 and $2,154,702 in 2008, consisting of fees associated with the annual audit of the Company’s consolidated financial statements and the annual audit of the Company’s internal control over financial reporting, the reviews of the condensed financial statements included in the Company’s quarterly reports on Form 10-Q and the statutory audits required for the Company’s insurance subsidiaries.
Audit-Related Fees. Fees for audit-related services were $383,824 in 2009 and $59,005 in 2008 and relate to reviews of registration statements and prospectuses and accounting consultations.
Tax Fees. Fees for tax services, including tax compliance, advice and planning, were $89,021 in 2009 and $76,909 in 2008.
All Other Fees. Fees for services other than the types described above were $77,371 in 2009 and $5,840 in 2008. These services included certain network security assessments, an online accounting research service and advisory services for actuarial software.
Audit and Non-audit Services Pre-approval Policy. The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent auditor. The policy requires that the Audit Committee pre-approve all services to be performed by the independent auditor, including audit services, audit-related services, tax services and permitted non-audit services. Pursuant to such policy, the annual audit engagement terms and fees are subject to the specific pre-approval of the Audit Committee, and such committee periodically pre-approves fee levels or budget amounts for specifically enumerated categories of other services. The term of any such pre-approval is 12 months from the date thereof, unless the Audit Committee specifically provides for a different period. Services not falling within such categories of pre-approved services require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members, and has presently delegated such authority to its Chairman. The Audit Committee pre-approved all services provided by Ernst & Young LLP during 2009 and 2008 in accordance with this policy.

FINANCIAL STATEMENTS AVAILABLE
Consolidated financial statements for Delphi Financial Group, Inc. are contained in the Company’s 2009 Annual Report on Form 10-K for the year ended December 31, 2009, which is included within the 2009 Annual Report to Stockholders being mailed together with this Proxy Statement and is also available at www.delphifin.com/financial/proxymaterials.html. Additional copies of the Form 10-K and the Annual Report to Stockholders may be obtained without charge by submitting a written request to the Investor Relations Department, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
To the Company’s knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no other reports were required for such persons, all persons subject to these reporting requirements filed the required reports on a timely basis.
SUBMISSION OF STOCKHOLDER PROPOSALS
A stockholder of the Company who satisfies the requirements of the SEC and wishes to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders must send such proposal to the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, attention: Secretary. Under the Commission’s rules, such proposal must be received by the Company at such location by December 11, 2010.
OTHER MATTERS
The Board of Directors knows of no other proposals which may be presented for action at the 2010 Annual Meeting of Stockholders. However, if any other proposal properly comes before the Annual Meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.
Stockholders are urged to promptly vote and return the enclosed form of proxy in the enclosed envelope.
By Order of the Board of Directors,
Robert Rosenkranz
Chairman of the Board

Exhibit A
DELPHI FINANCIAL GROUP, INC.
2010 OUTSIDE DIRECTORS STOCK PLAN
          Delphi Financial Group, Inc. (the “Company”) hereby adopts the 2010 Outside Directors Stock Plan (the “Plan”), subject to the approval of the Plan by the stockholders of the Company at the Company’s 2010 Annual Meeting of Stockholders to be held on May 4, 2010.
1.	PURPOSE
          The Plan is intended to increase the proprietary interest in the Company of outside directors of the Company, i.e., directors who are not officers or employees of the Company or its subsidiaries, whose continued services are important to the continued success of the Company, thereby providing them with additional incentive to continue to serve as directors. The Plan provides for the issuance of nonqualified stock options (“Options”) and restricted shares of stock (the “Restricted Shares”), as set forth below. The Plan shall be effective upon its approval by the stockholders of the Company as set forth above.
2.	ADMINISTRATION
Except as to discretionary grants pursuant to Section 5(B), the Plan shall be substantially self-executing. Such discretionary grants, and any administrative determinations regarding the Plan that may be required to be made, shall be made pursuant to the affirmative vote of a majority of the members of the Company’s Board of Directors (the “Board”). The Board will have full and exclusive authority to interpret the Plan, to make all determinations with respect to awards to be granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the implementation and administration of the Plan. The Board’s interpretation and construction of the Plan shall be conclusive and binding on all persons. All ministerial matters relating to the Plan shall be performed by or at the direction of the Board.
3.	ELIGIBILITY
          The persons who shall be eligible to receive Options and Restricted Shares under the Plan shall be those members of the Company’s Board of Directors who are not officers or employees of the Company or any of its subsidiaries (“Subsidiaries”), as that term is defined by Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Such persons are referred to herein as “Outside Directors.”
4.	STOCK
          The stock subject to the Options and Restricted Shares (collectively, the “Awards”) shall be shares (the “Shares”) of the Company’s authorized but unissued or reacquired Class A common stock, par value $.01 per share. The aggregate number of Shares as to which

Awards may be granted shall not exceed 750,000. The limitation established by the preceding sentence shall be subject to future adjustment as provided in Section 5(D) of the Plan. In the event that any outstanding Award under the Plan for any reason expires, terminates or is cancelled for any reason, the Shares allocable to the unexercised portion of an Option or the unvested portion of Restricted Shares will again be available for Awards thereafter made under the Plan.
5.	TERMS AND CONDITIONS OF AWARDS
          A. Automatic Grants of Awards. Awards shall automatically be granted under the Plan to each Outside Director as follows:
               (i) On the first business day immediately following each date on which the Company holds its annual meeting of stockholders (commencing with the 2010 meeting), each Outside Director then in office will automatically be awarded as of such date (a) Restricted Shares in an amount equal to the nearest whole number determined by dividing $50,000 by the Fair Market Value, as that term is defined in Section 5(C)(ii) hereof, on the award date and (b) Options exercisable for a number of Shares equal to the nearest whole number determined pursuant to the following formula: Number of Option Shares = ($50,000 multiplied by 3) divided by (Fair Market Value, as that term is defined in Section 5(C)(ii) hereof, on the award date).
               (ii) Each Outside Director shall, on the first business day following each date on which such director is elected, re-elected or appointed, as applicable, to the Company’s Board of Directors (such following day, the “Award Date”), commencing with the elections to occur at the 2010 annual meeting of stockholders, be awarded Options in lieu of the cash amount (the “Retainer Amount”) that such director would be entitled to receive for serving as such in the period from the Award Date up to the date of the Company’s next following annual meeting of stockholders, exclusive of meeting fees, fees for serving on any committee of the Board, or fees associated with any other services provided to the Company or its Subsidiaries. Such Options will be exercisable for the nearest number of whole Shares determined pursuant to the following formula: Number of Option Shares = (Retainer Amount multiplied by 3), divided by (Fair Market Value, as that term is defined in Section 5(C)(ii) hereof, on the award date). Notwithstanding the foregoing, the Option award pursuant to this Section 5(A)(ii) will be reduced or eliminated if the Outside Director files with the Secretary of the Company, prior to the commencement of the calendar year in which the applicable Award Date is to occur, a written election not to receive Options in lieu of the Retainer Amount or any portion thereof (other than the Award Date following the date on which such director is first elected or appointed, in which case such election may be made at any time prior to such Award Date) and instead to receive cash and/or Restricted Shares in respect of the Retainer Amount or indicated portion thereof ; provided, however, that an election previously made by an Outside Director under the Company’s Second Amended and Restated Directors Stock Plan (the predecessor to this Plan) with respect to the Award Date to occur on May 5, 2010 shall be given effect under this Plan. In the event of such election, for purposes of applying the second sentence of this Section 5(A)(ii) to the grant of Options, if any, to be made to the electing Outside Director, the term Retainer Amount shall be deemed to refer to only such portion of the Retainer Amount as to which such election has not been made. The number of Restricted Shares issued to an Outside Director who elects such an Award shall be the nearest number of whole Shares determined by dividing the portion of the Retainer Amount in respect of which an Award of Restricted Shares has been elected by the Fair Market Value of a Share on the Award Date.
          B. Discretionary Grants. Without limiting the operation of Section 5(A) hereof, the Board may also make discretionary grants of Options and Restricted Shares to Outside Directors hereunder. The Board may determine in its discretion the Outside Directors to whom any such grants are to be made under this Plan, the number of Shares to be subject to each such grant and the other applicable terms and conditions, which shall be consistent with the terms of the Plan.
          C. Terms of Awards. Promptly after each award pursuant to Section 5(A) or Section 5(B) hereof, a Notice of Award (an “Award Notice”) shall be given to each Outside Director having received such an award, which notice shall comply with and be subject to the following terms and conditions, as applicable to the Options and Restricted Shares, as the case may be, which are the subject of the Award Notice:
               (i) Number of Shares. The Award Notice shall state the number of Shares to which an Option pertains and the number of Restricted Shares, as applicable.
               (ii) Option Price. The Award Notice shall state the exercise price per Share for an Option, which shall be 100% of the Fair Market Value of a Share on the date of the grant of such Option (the “Option Price”). For purposes hereof, “Fair Market Value” shall be the closing price on the applicable date of a Share, as reported on the New York Stock Exchange (the “NYSE”), or, if the Shares are not then listed for trading on the NYSE, the closing price of the Shares as reported on another recognized securities exchange or on the NASDAQ National Market System if the Shares shall then be listed on such exchange or system. If the Shares did not trade on the award date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Shares were traded preceding the award date.
               (iii) Payment of Option Price. The Award Notice may provide that the Outside Director having received an Award of Options (an “Optionee”) may make payment of the Option Price in cash, Shares or such other consideration as may be specified therein or as may be acceptable to the Board, or any combination thereof, in an amount or having an aggregate value, as the case may be, equal to the total Option Price. Such payment shall be made upon exercise of the Option.
               (iv) Term, Transferability and Exercisability of Options.
                    (a) The Award Notice shall state the date on which an Option shall expire (the “Expiration Date”), which shall be ten years from the date on which the Option is awarded. Options are not assignable or transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or by Title I of the Employee Retirement Income Security Act, or the rules thereunder.

Notwithstanding the foregoing, if provided in the applicable Option Notice (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred for no consideration by the Optionee to members of his or her immediate family, to a trust or trusts established for the exclusive benefit only of one or more members of his or her immediate family or to a partnership or other entity in which his or her immediate family members are the only partners or owners. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the Optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.
                    (b) Options granted pursuant to Section 5(A)(i) hereof shall become exercisable in three substantially equal annual installments of thirty-three and one-third percent (33 1/3%) each, beginning on the first day of May of the year following the year in which the grant is made. Options granted pursuant to Section 5(A)(ii) hereof shall become exercisable in four substantially equal installments (without taking into account any fractional share) on the dates which follow the date of the grant by 90, 180, 270 and 360 days, respectively. Options granted pursuant to Section 5(B) hereof shall become exercisable on such terms and conditions as are established by the Board and set forth in the Option Notice. Once Options with respect to Shares become exercisable as aforesaid, they may be exercised in whole or in part from time to time through the applicable Expiration Date, subject to the terms and conditions hereof. Upon or in connection with a Change of Ownership, each Optionee shall have the right, immediately prior to such Change of Ownership, to exercise his or her Options without regard to the foregoing installment provisions as to exercisability. For purposes of this Plan, a “Change of Ownership” shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the “Board of Directors” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company’s assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.
                    (c) At any time and from time to time when any Option or portion thereof is exercisable, such Option or portion thereof may be exercised in whole or in part, as applicable; provided, however, that the Company shall not be required to issue fractional Shares.
               (v) Termination of Service Except by Death, Disability, Retirement or Removal for Cause. In the event that an Outside Director having received an Award of Options (an “Optionee”) shall cease to be an Outside Director for any reason other than death, disability, retirement or removal for cause as further provided herein, Options granted pursuant to Section 5(A)(i) and Section 5(B) hereof may be exercised only within three (3) months after such termination of service or such longer period as may be established by the Board at the time of grant or thereafter. Sections 5(C)(vi) and 5(C)(viii) hereof shall not be construed to limit the right of an Optionee (or, in the case of the death of an Optionee, the persons referenced in the second sentence of Section 5(C)(vi)) to exercise Options granted pursuant to Section 5(A)(ii) hereof prior to their Expiration Date. Notwithstanding anything contained in this Plan to the contrary, any Option that is not exercisable on the last day on which an Optionee is an Outside Director (which, for the avoidance of doubt, shall not include an Option which becomes exercisable pursuant to Section 5(C)(vi)) shall, unless otherwise determined by the Board in its discretion in any particular instance, expire immediately, and in no event shall any Option be exercised after its Expiration Date.
               (vi) Death or Disability of Optionee. In the event an Optionee shall die or become disabled while a director of the Company, all of such Optionee’s outstanding Options shall become exercisable, and all of such outstanding Options may be exercised at any time within one (1) year after the Optionee’s death or disability or such longer period as may be established by the Board at the time of grant or thereafter, but in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Optionee or a representative, or in the case of death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an Optionee shall have become disabled for the purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.
               (vii) Removal for Cause. If an Optionee is removed as a director of the Company on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure of confidential information or trade secrets of the Company, all unexercised Options shall terminate as of the date of such Optionee’s removal.

               (viii) Retirement. To the extent an Option was exercisable on the last date of service as a director of the Company, such Option may be exercised up to one (1) year following the Optionee’s retirement at or after age 75 or such longer period as may be established by the Board at the time of grant or thereafter, but in no event may an Option be exercised after its Expiration Date.
               (ix) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.
               (x) Restricted Shares. Restricted Shares issued pursuant to Section 5(A)(i) hereof will vest in three substantially equal annual installments of thirty-three and one-third percent (33 1/3%) each, beginning on the first day of May of the year following the year in which the grant is made. Restricted Shares issued pursuant to Section 5(A)(ii) hereof will vest in four equal installments on the dates which follow the date of grant by 90, 180, 270 and 360 days, respectively. Restricted Shares issued pursuant to Section 5(B) hereof will vest on such terms and conditions as are established by the Board and set forth in the Award Notice. From and after the date of grant, the Outside Director will be entitled to vote and receive dividends, if any, on Restricted Shares. In the event the Outside Director’s service on the Board of Directors ceases for any reason prior to a vesting date, unvested Restricted Shares shall be forfeited to the Company. Notwithstanding the foregoing, Restricted Shares shall vest in full upon a Change of Ownership (as defined above). Prior to vesting, Restricted Shares shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code.
          D. Recapitalization, Reorganization, Etc., of Company.
               (i) Subject to any action by the stockholders of the Company required by law or regulation or pursuant to the rules of the NYSE (or, if the Shares are not listed on the NYSE, the rules of any other exchange or market on which the Shares may be traded), the aggregate number of Shares as to which Awards may be granted under the Plan, the number of Shares covered by each outstanding Award, and the price per Share of any Option so covered, shall each automatically be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.
               (ii) If, pursuant to any reorganization, recapitalization, sale or exchange of assets, consolidation or merger, outstanding Class A Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, whether or not any such transaction gives rise to a Change of Ownership, any Awards under the Plan theretofore granted shall apply to the securities or property into which the Class A Common Stock covered thereby shall be so changed or for which such Class A Common Stock shall be exchanged. In any of such events, the total number and class of Shares then remaining available for issuance under the Plan (including Shares reserved for outstanding Awards and Shares available for future grant of Awards under the Plan) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the Shares covered by the Plan immediately prior to such event.
               (iii) In the event of a change in the Class A Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class A Common Stock within the meaning of the Plan.
               (iv) Adjustments pursuant to Section 5(D)(ii) hereof shall be made by the Board, whose determination as to which shall be final, binding and conclusive.
               (v) Except as hereinbefore expressly provided in this Section 5(D), an Outside Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to the Award.
               (vi) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, mergers, reorganizations or changes of its capital or business structure, to merge or to consolidate, to dissolve or liquidate or to sell or transfer all or any part of its business or assets.
          E. Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of the Shares to such person. No adjustments shall be made to outstanding Options for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except as provided in Section 5(D) hereof.
          F. Investment Purpose. Each Award made under the Plan shall be granted on the condition that any purchases of Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares are registered under the Securities Act of 1933, as amended (the “Act”), or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Act, or any other applicable law, regulation or rule of any governmental agency.
          G. Other Provisions. Award Notices shall comply with and be subject to the terms and conditions of the Plan, and shall contain such other terms, conditions and provisions as the Board shall deem advisable.
6.	TERM OF PLAN
     Awards shall be granted pursuant to the Plan from time to time within the period of ten years from the earlier of the date of adoption of the Plan and the date on which the Plan is approved by the stockholders of the Company.
7.	AMENDMENT OF THE PLAN
     The Board of Directors may, insofar as permitted by law, from time to time, with respect to any Shares not then subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, subject to the approval of the stockholders of the Company where such approval is required by law or regulation or pursuant to the rules of the NYSE or, if the Shares are not listed on the NYSE, the rules of any other exchange or market on which the Shares may be traded.
8.	APPLICATION OF FUNDS
     The proceeds received by the Company from the sale of shares pursuant to Options will be used for general corporate purposes.
9.	NO OBLIGATION TO EXERCISE OPTION
     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.
10.	EFFECTIVE DATE
     Subject to the approval by stockholders of this Plan as set forth above, this Plan shall be effective on April 1, 2010.
11.	NO RIGHT TO NOMINATION
     Neither the Plan nor any action taken hereunder shall be construed as giving any director any right to be nominated for reelection to the Company’s Board of Directors.
12.	EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS
          The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for employees or directors of or persons associated with the Company or any Subsidiary, or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
13.	SECTION 409A
          It is intended that the Plan and Awards issued hereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent, if any, that the Plan and Awards are subject thereto, and the Plan and the Awards shall be interpreted on a basis consistent with such intent. In no event will the Company be liable for any additional tax, interest or penalties that may be imposed on an Outside Director by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Exhibit B
DELPHI FINANCIAL GROUP, INC.
2010 EMPLOYEE SHARE PURCHASE PLAN
     1. Purpose.
     The purpose of this plan is to provide an opportunity for employees of Delphi Financial Group, Inc., a Delaware corporation (the “Company”), and its Participating Subsidiaries (as defined below), to purchase Class A Common Stock of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that this plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, although the Company makes no undertaking nor representation that it will maintain such qualification.
     2. Definitions.
     The following terms, when used in the Plan, shall have the following meanings:
     (a) “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
     (b) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include any successor provisions.
     (c) “Committee” means the Compensation Committee of the Board or such other committee as is appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.
     (d) “Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.
     (e) “Company” means Delphi Financial Group, Inc., a Delaware corporation.
     (f) “Fair Market Value” on a particular date means the last reported sales price of a share of Common Stock on the principal stock exchange or stock market on which the Common Stock may be listed or admitted to trading. If there were no sales on such exchange or market on such date, the last reported sales price on the day first preceding such date on which sales on such exchange or market were reported shall be used. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 423 of the Code and shall mean the value as so determined.

     (g) “Offering” means a period, designated by the Committee in accordance with the provisions of Section 6 of the Plan, on the first day of which options will be granted to eligible employees pursuant to Section 8(a) of the Plan and on the last day of which such options will be deemed exercised or will expire, as applicable, in accordance with Section 8(b) of the Plan.
     (h) “Participant” or “Participating Employee” means an employee of the Company or a Participating Subsidiary who is eligible to participate in an Offering under the Plan pursuant to Section 5 below and who elects to participate in such Offering in accordance with Section 6 below.
     (i) “Participating Subsidiary” means, with respect to an Offering under the Plan, a Subsidiary the employees of which are authorized by the Committee as provided in Section 5 below to participate in such Offering. Unless otherwise determined by the Committee, the following Subsidiaries shall be Participating Subsidiaries: Delphi Capital Management, Inc., First Reliance Standard Life Insurance Company, Matrix Absence Management, Inc., Reliance Standard Life Insurance Company and Safety National Casualty Corporation.
     (j) “Plan” means this Delphi Financial Group, Inc. 2010 Employee Share Purchase Plan, as amended from time to time.
     (k) “Parent” means a parent corporation as defined in Section 424(e) of the Code, including a corporation which becomes such a parent in the future.
     (l) “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.
     (m) “Total Compensation” means, with respect to any Offering, the cash compensation received by a Participating Employee from the Company or a Participating Subsidiary for services, including overtime, premium pay, commissions and annual bonus, in each case prior to reduction for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code. Notwithstanding the foregoing, “Total Compensation” shall not include severance pay, tuition, automobile expense or moving expense reimbursements or allowances and any imputed taxable income resulting from any group life insurance coverage provided by the Company or a Participating Subsidiary.

     3. Administration.
     (a) The Plan shall be administered by the Compensation Committee of the Board or such other Board committee consisting of two or more directors as may be appointed from time to time by the Board to administer the Plan.
     (b) Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to: (i) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and (ii) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.
     (c) The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.
     (d) Members of the Board, members of the Committee and persons to whom authority is delegated under Section 3(e) below acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.
     (e) The Committee may delegate its authority to administer the Plan to any individuals as the Committee may determine and such individuals shall serve solely at the pleasure of the Committee. Any individuals who are authorized by the Committee to administer the Plan shall have the full power to act on behalf of the Committee, but shall at all times be subordinate to the Committee and the Committee shall retain ultimate authority for the administration of the Plan.
     4. Stock Subject to the Plan.
     (a) Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 750,000 shares of Common Stock.
     (b) If the number of shares of Common Stock that Participating Employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular Offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participating Employees in such manner as it deems fair and equitable.

     (c) In the event of any increase or decrease in the number of shares of Common Stock issued by the Company resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend (including but not limited to a stock split effected in the form of a stock dividend) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the number of shares of Common Stock reserved under the Plan and the purchase price of shares in the current Offering shall automatically be proportionately adjusted to take into account the effect of such increase or decrease. In addition, in the event that the Committee shall determine that any reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event not covered by the preceding sentence affects the shares of Common Stock or the value thereof so as to warrant the making of adjustments under the Plan, the Committee may make such equitable adjustments with respect to the Plan and the then outstanding Offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the purchase price of shares in the current Offering. Notwithstanding the foregoing, any adjustment under this Section 4(c) must be consistent with Sections 423 and 424 of the Code.
     (d) Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchasing such shares on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time.
     5. Eligibility.
     All employees of the Company and any Participating Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall comply with the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) the Committee may (but need not) in its discretion exclude employees who have been employed by the Company or a Participating Subsidiary less than two years and/or highly compensated employees within the meaning of Section 414(q) of the Code from being eligible to participate in the Plan or any Offering,

(c) the Committee may (but need not) in its discretion exclude employees whose customary employment is not more than twenty hours per week or not more than five months per calendar year from being eligible to participate in the Plan or any Offering, (d) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or any Parent or Subsidiary (with the rules of Section 424(d) of the Code applicable in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421 (a) of the Code, shall be treated as stock owned by the employee), and (e) all Participating Employees shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code. Unless and until determined otherwise by the Committee, the following employees of the Company and any Participating Subsidiaries will be excluded from being eligible to participate in the Plan: (i) employees who have been employed less than twelve months, and (ii) employees whose customary employment is not more than twenty hours per week or not more than five months per calendar year.
     6. Offerings; Participation.
     The Company may make Offerings of up to 27 months’ duration each to eligible employees to purchase shares of Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the number, commencement date and duration of any Offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, (a) the first Offering shall commence on July 1, 2010 and shall terminate on December 31, 2010, and (b) a new six-month Offering shall commence immediately after the end of the previous Offering. The duration of any Offering need not be the same as the duration of any other Offering, and more than one Offering may commence or terminate on the same date if the Committee so provides. Subject to such rules and procedures as the Committee may prescribe, an eligible employee may elect to participate in an Offering at such time(s) as the Committee may permit by authorizing a payroll deduction (to the extent permitted by applicable local law) for such purpose in one percent increments of up to a maximum of ten percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe; provided, however, unless the Committee determines otherwise, a Participant may not authorize payroll deductions of more than $21,250 for any calendar year. Participant elections may be made in any manner deemed appropriate by the Committee from time to time, including by voice response or electronically. Unless otherwise determined by the Committee, a Participant’s participation election for an Offering will continue in effect for subsequent Offerings unless modified or withdrawn in accordance with the terms of this Plan. The Committee may (but need not)

permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions (excluding interest, if any, credited pursuant to Section 7(a) below) from all sources in any Offering exceed ten percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an Offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary.
     7. Payroll Deductions.
     (a) The Company will maintain payroll deduction accounts on its books for all Participating Employees, and may (but need not, unless required by applicable law) credit such accounts with interest if (and only if) the Committee so directs at such rate (if any) as the Committee may prescribe. All employee contributions and any interest thereon which the Committee may authorize in accordance with the preceding sentence shall be credited to such accounts. Employee contributions and any interest credited to the payroll deduction accounts of Participating Employees need not, unless required by applicable law, be segregated from other corporate funds and, to the extent permitted by applicable law, may be used for any corporate purpose.
     (b) At such times as the Committee may permit and subject to such rules and procedures as the Committee may prescribe, a Participating Employee may suspend his or her payroll deduction during an Offering. At any time prior to the last day of an Offering a Participating Employee may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in the Offering.
     (c) Any balance remaining in an employee’s payroll deduction account after shares have been purchased in an Offering pursuant to Section 8(b) below will be refunded to the Participating Employee, except that, unless otherwise determined by the Committee, any such remaining balance in an amount that is not sufficient to purchase a whole share shall be carried forward and applied, subject to the Participating Employee’s withdrawal right, toward the purchase of additional stock by the Participating Employee in the next following Offering. Upon termination of the Plan, all amounts in the accounts of Participating Employees shall be refunded to them.
     (d) In the event of the termination of a Participating Employee’s employment for any reason, his or her participation in any Offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid as soon as practicable following such termination of employment to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated under this Plan or, in the absence of such a beneficiary designation, to the employee’s estate.

     8. Purchase; Limitations.
     (a) Subject to Section 5 above and within the limitations of Section 8(d) below, each person who is an eligible employee of the Company or a Participating Subsidiary on the first day of an Offering under the Plan is hereby granted an option, on the first day of such Offering, to purchase a number of whole shares of Common Stock at the end of such Offering determined by dividing ten percent (or such lesser percentage as may be specified by the Committee as the maximum employee contribution percentage in such Offering) of such employee’s Total Compensation with respect to such Offering, plus such interest (if any) as the Committee may authorize to be credited during such Offering in accordance with Section 7(a) above, by 85 percent of the Fair Market Value of a share of Common Stock on the first date of such Offering or on the last date of such Offering, whichever is lower, provided that in no event shall the number of shares of Common Stock that may be purchased under any such option exceed 5,000 shares or such higher or lower number of shares as the Committee may have specified in advance of such Offering as the maximum amount of stock which may be purchased by an employee in such Offering. The purchase price of such shares under such options shall be determined in accordance with Section 8(c) below. The Company’s obligation to sell and deliver Common Stock in any Offering or pursuant to any such option shall be subject to the approval of any governmental authority whose approval the Committee determines it is necessary or advisable to obtain in connection with the authorization, issuance, offer or sale of such Common Stock.
     (b) As of the last day of the Offering, the payroll deduction account of each Participating Employee shall be totalled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more whole shares of Common Stock at the price determined under Section 8(c) below, the Participating Employee shall be automatically and conclusively deemed to have exercised the option granted pursuant to Section 8(a) above for as many whole shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions and including any interest credited to the account) at the end of the Offering can purchase (but in no event for more than the total number of shares that are subject to the option). Such employee’s account will be charged for the amount of the purchase, and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date. Either a stock certificate representing such shares will be issued to him or her, or the Company’s record keeper will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee, fractional shares may not be purchased under the Plan. Any option granted pursuant to Section 8(a) above which is not deemed exercised as of the last day of the Offering in accordance with the foregoing provisions of this Section 8(b) shall expire on that date.

     (c) Unless the Committee determines before the first day of an Offering that a higher price that complies with Section 423 of the Code shall apply, the price at which shares of Common Stock may be purchased under each option granted pursuant to Section 8(a) above shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock on the date on which such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock on the date on which such option is exercised.
     (d) In addition to any other limitations set forth in the Plan, no employee may be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan, and any other stock purchase plan of his or her employer corporation and its Parent and Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 worth of Common Stock (determined by using the Fair Market Value of the Common Stock at the time each such option is granted) for each calendar year in which the option is outstanding at any time in accordance with Section 423(b)(8) of the Code. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an Offering in accordance with Section 423(b)(5) of the Code.
     9. No Transfer.
     (a) No option, right or benefit under the Plan may be transferred by any employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during an employee’s lifetime only by such employee.
     (b) Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the Participating Employee or, if such employee so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship.
     10. Committee Rules For Foreign Jurisdictions.
     With respect to employees of the Company or any Subsidiary who reside or work outside the United States, the Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee may also, where it deems it appropriate, establish one or more separate plans to reflect such amended or varied rules and procedures.
     11. Effective Date and Duration of Plan.
     The Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.
     12. Amendment and Termination of the Plan.
     The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code. The Plan may also be terminated at any time by the Board of Directors.
     13. General Provisions.
     (a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.
     (b) No person shall have any rights as a stockholder of the Company with respect to any shares subject to options under the Plan until such shares are issued or transferred to him or her.
     (c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any employee.
     (d) The Plan shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflict of laws of that State.
     (e) The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock issuable under the Plan under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

Dear Stockholder,
Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign, detach and return the card in the enclosed postage paid envelope.
Your card must be received prior to the 2010 Annual Meeting of Stockholders, scheduled to be held on May 4, 2010.
Thank you in advance for your prompt consideration of these matters.
Sincerely,

Robert Rosenkranz
Chairman of the Board
This Proxy is Solicited on Behalf of the Board of Directors of Delphi Financial Group, Inc.
     The undersigned stockholder hereby appoints Robert Rosenkranz and Donald A. Sherman, or either of them, as attorneys or proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote in the manner designated below (or, if no designation is made, as provided on the reverse side of this card), all of the shares of Class A Common Stock of Delphi Financial Group, Inc. (the “Company”) held of record by the undersigned at the close of business on March 31, 2010 at the Company’s 2010 Annual Meeting of Stockholders scheduled to be held on May 4, 2010 at 10:00 a.m., EDT, or any adjournments or postponements thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
DELPHI FINANCIAL GROUP, INC.
May 4, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATIERAL
The Notice of Meeting, proxy statement and proxy card
are available at – http://www.delphifin.com/financial/proxymaterials.html
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	To approve the 2010 Outside Directors Stock Plan.	☐	☐	☐

		NOMINEES:			3.	To approve the 2010 Employee Stock Purchase Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Philip R. O’Connor	Class A Director
		¡	Robert Rosenkranz
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡ ¡	Donald A. Sherman Kevin R. Brine Edward A. Fox Steven A. Hirsh		4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	¡	Harold F. Ilg
		¡	James M. Litvack		5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
		¡	James N. Meehan
		¡	Robert F. Wright

This Proxy is Solicited on Behalf of the Board of Directors of Delphi Financial Group, Inc. and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees for Director and “FOR” Proposals 2 through 4. The Board of Directors recommends a vote “FOR” all nominees for Director and “FOR” Proposals 2 through 4.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), check the “FOR ALL EXCEPT” box and fill in the circle next to each nominee as to whom you wish to withhold authority, as shown here:●

The undersigned acknowledges receipt of the Company’s 2009 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2010, grants authority to each of the proxies or their substitutes as aforementioned, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted this method.
				☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.